                                                                   EXHIBIT 10.25


                              PLUG POWER, L.L.C.

                             SUBCONTRACT AGREEMENT

                                  NO. PP80205

                                   SCHEDULE
                                   --------


This Subcontract Agreement entered into on November 21, 1997, by and between Plug Power, L.L.C., a limited liability corporation duly organized under the laws of Delaware and having offices in Latham, New York (hereinafter called "Buyer"), and Arthur D. Little, Inc., having offices in Acorn Park, Cambridge, Massachusetts (hereinafter called "Seller").

WHEREAS, Buyer has heretofore entered into Cooperative Agreement No. DE-FC02-97EE50472 (hereinafter called the "Prime Contract") with the U.S. Department Of Energy (hereinafter called "DOE"); and

WHEREAS, in furtherance of the Prime Contract, the parties hereto desire to provide for the Seller's furnishing the services and supplies as hereinafter described; and

WHEREAS, the Seller is willing to furnish said services and supplies in accordance with the provisions of this Subcontract Agreement (hereinafter called "Agreement").

NOW THEREFORE, parties do mutually agree as follows:

ARTICLE I. STATEMENT OF WORK
----------------------------

The Seller shall provide all necessary services, material, equipment, and facilities to perform the work as set forth in Appendix A, "Statement Of Work", attached hereto and made a part of this Agreement.

ARTICLE II. PERIOD OF PERFORMANCE AND DELIVERY
----------------------------------------------

a) The performance of work under this Agreement shall commence on September 9, 1997 and the Seller shall complete all work for the entire project as set forth in the Statement of Work, including the submission of all deliverables on or before March 9, 2000 (the term of this Agreement hereinafter called the "Project Budget Period").

b) Since funding for this Agreement is being provided on an incremental basis, the current funding obligation covers the period from September 9, 1997 through December 31, 1997 (such period hereinafter called the "Current Budget Period").

ARTICLE III. ALLOWABLE COSTS/APPLICABLE COST PRINCIPLES
-------------------------------------------------------

a. In accordance with the applicable cost principles cited below, the allowable costs of this award shall consist of the actual allowable direct costs incident to performance of the project, plus the allocable portion of the allowable indirect costs, if any, of the organization, less applicable credits and cost sharing. The allowable costs and cost sharing requirements are set forth in Appendix G, entitled "Special Terms and Conditions", attached hereto and made a part of this Agreement.

b. The allowability of costs for work performed under this award and any subsequent lower tier subcontract will be determined in accordance with the Federal cost principles applicable to the Seller or lower tier subcontractors in effect on the effective date of this agreement or the date of any lower tier subcontracts, except as modified by other provisions of this Agreement or the lower tier subcontracts. The Seller or lower tier subcontracts shall specify in any cost-reimbursement contract under the award or lower tier subcontract the applicable cost principles cited in this provision.

c. The applicable Federal cost principles for commercial firms and certain nonprofit organizations are included in Title 48 CFR Subpart 31.2, entitled "Contracts with Commercial Organizations," as supplemented by 48 CFR Subpart 931.2, applies to those nonprofit organizations not covered by OMB Circular A-122, and to all commercial organizations not covered by the cost principles set forth in title 45 CFR Part 74, Appendix E thereto entitled "Principles for Determining Costs Applicable to Research and Development under Grants and Contracts with Hospitals".

ARTICLE IV. REPORTING REQUIREMENTS
----------------------------------

Appendix F, attached hereto and made a part of this Agreement is a completed EIA 459A, "Federal Assistance Reporting Checklist," a checklist of the reports required under this Agreement. (See 10 CFR 600.151 for general reporting requirements and 10 CFR 605.19 for reporting requirements for the Office of Energy Research's Special Research Financial Assistance Program.)

ARTICLE V. COST SHARING REQUIREMENTS
------------------------------------

Any cost sharing shall defray only the allowable costs of the project in accordance with the statutes, regulations, applicable cost principles, and other terms and conditions governing this Agreement. Cost sharing contributions may be incurred either as direct or indirect costs, and include cash or in-kind contributions by the Seller and its subcontractors approved by the Buyer and accepted by the Defense Contract Audit Agency. The cost sharing may be in any allowable budget category or combination of categories. When a direct cost item represents some or all of the Seller's and its subcontractor's cost-sharing contribution, any associated indirect costs may not be charged to the Buyer but may be counted as part of the cost sharing. The classification of contributed costs as direct or indirect must be consistent with the classification of similar items included in the Seller's and its subcontractor's cost accounting systems which are charged to the Buyer and be accepted by the Defense Contract Audit Agency.

ARTICLE VI. BUYER'S MAXIMUM OBLIGATION
--------------------------------------

The Buyer's maximum obligation to the Seller is $680,248 and may be increased or decreased from time to time subject to the availability of funds to be provided by the DOE to the Buyer, as more fully described in Section 4, of Appendix G. Buyer shall not be obligated to make any additional, supplemental, continuation renewal, or other award for the same or any other purpose.

ARTICLE VII. CHANGE OR ABSENCE OF THE PRINCIPAL INVESTIGATOR OR
---------------------------------------------------------------
DESIGNATED KEY PERSONNEL
------------------------

Since the DOE decision to fund a project is based, to a significant extent, on the qualifications and level of participation of the principal investigators of the prime contractor and subcontractors, any change of a principal investigator or a significant change in responsibilities or level of effort of the principal investigator identified below or, in certain cases, other key personnel identified below as such is considered a change in the approved project. In addition, any continuous absence of the principal investigator in excess of three months, or plans for the principal investigator to become substantially less involved in the project than was indicated in the Seller's proposal, requires approval in writing from the Buyer. The Seller is encouraged to contact the Buyer immediately upon becoming aware that any of these changes are likely to be proposed, but in any event must do so and receive Buyer's approval before effecting any such change.

                  PRINCIPAL INVESTIGATOR(s) OR KEY PERSONNEL
                  ------------------------------------------

                              William L. Mitchell

ARTICLE VIII. CHANGES IN OBJECTIVES OR SCOPE
--------------------------------------------

Any change in the objective or scope of this Agreement requires a modification to this Agreement signed by the Buyer.

ARTICLE IX. TRANSFER OF SUBSTANTIVE PROGRAMMATIC EFFORT
-------------------------------------------------------

Except for the work effort to be subcontracted by the Seller as set forth in the Statement of Work (Appendix A), or the Program Budget (Appendix D) attached hereto and made a part of this Agreement, none of the substantive effort of the program may be transferred or assigned by contract or subcontract to another organization or person without the prior approval of the Buyer. This provision does not apply to the procurement of equipment, supplies, materials, or general support services; these services may, however, be subject to other prior approval requirements

(e.g., those found in the applicable cost principles or procurement standards).

ARTICLE X. PAPERWORK REDUCTION
------------------------------

This Agreement is subject to the requirements of the Paperwork Reduction Act of 1980 as implemented by the Office of Management and Budget rules, "Controlling Paperwork Burdens on the Public," published at 5 CFR 1320. These requirements apply if the Seller will collect information from ten or more respondents at the specific request of the Buyer, or if this Agreement requires specific Buyer approval of the information collection or the collection procedures.

ARTICLE XI.  NONDISCRIMINATION
------------------------------

This Agreement is subject to the provisions of 10 CFR 1040, Nondiscrimination in Federally Assisted Programs.

ARTICLE XII. PUBLIC ACCESS TO INFORMATION
-----------------------------------------

a. The Freedom of Information Act, 5 U.S.C. 552, as amended, and the DOE implementing regulations (10 CFR 1004) requires the DOE to release certain documents and records regarding awards to any person who provides a written request. The intended use of the information will not be a criterion for release. These requirements apply to information held by DOE and do not require the Seller and its lower tier subcontractors to permit public access to their records.

b. Records maintained by DOE with respect to awards and are subject to the provisions of the Privacy Act, 5 U.S.C. 552a, and the DOE implementing regulations (10 CFR 1008) if those records constitute a "system of records" as defined in the Act and the regulations. Generally, records maintained by the Seller and its lower tier subcontractors are not subject to these requirements.

ARTICLE XIII. ACKNOWLEDGMENT OF SUPPORT  Publication of the results of the award
---------------------------------------
is encouraged, subject to any applicable restrictions set forth in this Agreement and provided a copy of any public disclosure of information related to this Agreement is provided to the Buyer prior to release of such information. Any article published shall include an acknowledgment that the research was supported, in whole or in part, by a DOE award (with the prime contract and subcontract award numbers) and a statement that such support does not constitute an endorsement by DOE or Buyer of the views expressed in the article.

ARTICLE XIV. SUSPENSIONS AND TERMINATION
----------------------------------------

a. If the DOE suspends or terminates its Prime Contract with the Buyer under the provisions of 10 CFR 600.25 and 600.161, the Buyer may suspend or terminate this Agreement, in whole or in part. In addition, the Buyer may suspend or terminate this Agreement in whole or part: (1) when the Buyer believes that the recipient has materially failed to comply with the terms and conditions of the award,
     (2) for any reason by mutual agreement between the Buyer and the Seller upon the request of either party, or (3) when the parties cannot mutually agree to the extent of a termination.

b. Normally, the Buyer's action to suspend or terminate an Agreement for cause will be taken only after the Buyer has informed the recipient of any deficiency on its part and given an opportunity to correct it. However, the Buyer may immediately suspend or terminate the award without prior notice when it believes such action is necessary to protect the interests of the Buyer and/or the Government.

c. No costs incurred during a suspension period or after the effective date of a termination will be allowable, except those costs which, in the opinion of the Buyer and DOE, the Seller could not reasonably avoid or eliminate or which were otherwise authorized by the suspension or termination notice, provided such costs would otherwise be allowable under the terms of the award and the applicable Federal cost principles.

d. Final allowable costs under a termination settlement shall be in accordance with the terms of the award, including this term, and the appropriate Federal cost principles. In no event will the total of payments under a terminated award exceed the amount obligated under this Agreement or the Buyer's pro rata share when cost-sharing was required, whichever is less.
             --------

e. Within 80 days after the termination of the award, the Seller shall submit any final financial, performance, and other reports required by the terms and conditions of the award. (See 10 CFR 600.151 and 600.152).

ARTICLE XV. FOREIGN TRAVEL
--------------------------

No Foreign travel is authorized under this Agreement.

ARTICLE XVI. PAYMENT
--------------------

Three copies of each invoice submitted no more frequently than once every month shall be prepared in accordance with the Billing Instructions set forth in Appendix E, attached hereto and made a part hereof. All invoices shall be submitted to:

     Mr. W. Sumigray
     Plug Power, L.L.C.
     968 Albany-Shaker Road
     Latham, New York 12110

ARTICLE XVII. PRESERVATION/PACKAGING/PACKING
--------------------------------------------

The Seller shall provide preservation, packaging and packing which shall afford adequate protection against physical damage during shipment for all deliverable items.

ARTICLE XVIII. ORDER OF PRECEDENCE
----------------------------------

In the event of inconsistency among the documents constituting this Agreement, unless otherwise expressly provided herein, the inconsistency shall be resolved in the following order, the first listed documents having the highest precedence.

     1.   This Schedule.
     2. Intellectual Property Provisions - Assistance; Large Business, State and Local Governments, or Foreign Organizations, Appendix B.
     3.   Special Terms and Conditions, Appendix G
     4. DOE Acquisition Regulations (10 CFR Part 600 as amended by Subparts A and B, including Appendix A to Subpart B); Appendix C
     5.   Statement of Work, Appendix A.
     6.   Federal Assistance Reporting Checklist, Appendix F.
     7.   Program Budget, Appendix D.
     8.   Billing Instructions, Appendix E

ARTICLE XIX. SHIPPING AND MARKING INSTRUCTIONS
----------------------------------------------

     a. Shipments shall be made to Plug Power, L.L.C., 968 Albany-Shaker Road, Latham, New York, 12110, marked for: Mr. David Hicks.

     b. The F.O.B. point for all items to be shipped by Seller shall be Plug Power, L.L.C., 968 Albany-Shaker Road, Latham, New York, 12110.

ARTICLE XX. PURCHASING REPRESENTATIVES
--------------------------------------

The Purchasing Representative for the Buyer is:

     Mr. William P. Sumigray
     Contracts Manager
     Plug Power L.L.C.
     968 Albany-Shaker Road
     Latham, New York 12110
     (518) 785-2276
     FAX: 518-785-2425

The Program Manager for the Buyer is:

     Mr. David Hicks
     Program Manager
     Plug Power, L.L.C.
     968 Albany-Shaker Road
     Latham, New York 12110
     (518) 785-2499
     FAX: (518)-785-2425

ARTICLE XXI. QUALITY ASSURANCE/CONTROL REQUIREMENTS
---------------------------------------------------

Documentation shall be maintained to verify conformance with Seller's Quality Assurance/Control Procedures and such documentation shall be available for review by representatives of the Buyer and DOE.

ARTICLE XXII. DISPUTES
----------------------

Either party hereto may litigate any dispute arising under or relating to this Agreement before any court of competent jurisdiction. Pending resolution of any such dispute by settlement or by final judgment, the parties shall proceed diligently with performance. Seller's performance shall be in accordance with Buyer's written instructions.

ARTICLE XXIII. GOVERNMENT PROPERTY
----------------------------------

The Seller may use its own property management standards and procedures provided it observes the provisions of Sections 600.131 through 600.137 of 10 CFR Part 600, Subpart B.

ARTICLE XXIV. INTELLECTUAL PROPERTY PROVISIONS
----------------------------------------------

The clauses set forth in Appendix B entitled, "Intellectual Property Provisions
- Assistance; Large Business, State and Local Government, or Foreign Organizations" are attached and made a part of this Agreement in their entirety, except as modified by the terms of this Agreement and as follows:

1)   Substitute "Agreement" for "Contract", as appropriate.

2)   Substitute "Seller" for "Contractor", as appropriate.

The parties hereto understand that the DOE is considering the issuance of a class waiver of patent rights. Under the terms of the waiver, DOE will waive its principle title rights to all inventions conceived or first actually reduced to practice under each award issued under DOE's Program Research and Development Program entitled "Integrated Fuel Cell Systems and Components for Transportation and Buildings". The waiver shall be granted to the participant (Buyer) and the participant's subcontractors (the Seller) and lower-tiered subcontractors, provided such parties accept the terms and conditions of the waiver. If the class waiver is approved by the DOE, the patent clause set forth in Appendix B shall be deleted in its entirety and the DOE approved patent waiver clause shall be substituted in lieu thereof and any other DOE changes to the terms in Appendix B shall also be incorporated into Appendix B.

ARTICLE XXV. REPRESENTATIONS, CERTIFICATIONS AND OTHER STATEMENTS OF SELLER
---------------------------------------------------------------------------

The EPACT Representation for Awards $100,000 and Over form, Certifications Regarding Lobbying; Debarment, Suspension and Other Responsibility Matters; And Drug-Free Workplace Requirements form, Assurance of Compliance, Nondiscrimination in Federally Assisted Programs prepared by the Seller and provided to the Buyer are incorporated by reference and made a part of this Agreement as are all others obtained in connection with this Agreement.

ARTICLE XXVI. PROPRIETARY INFORMATION
-------------------------------------

It is understood by the parties hereto that each party may have to disclose its trade secrets or proprietary information to the other party in order to successfully fulfill their sole or mutual work obligations under this Agreement. If required, the parties hereto agree to negotiate and execute an amendment to this Agreement which shall set forth the duties and obligations of each party to protect the confidentiality of such information to be provided solely for the express purpose of conducting work related to this Agreement.

ARTICLE XXVII. DEPARTMENT OF ENERGY (DOE) ASSISTANCE REGULATIONS
----------------------------------------------------------------

a) The DOE Assistance Regulations set forth in 10 CFR Part 600, as amended by Subparts A and B, including Appendix A to Subpart B to Part 600, which are applicable to subcontracts issued under Cooperative Agreements are incorporated herein and made a part hereof as Appendix C. Substitute "Buyer" for "DOE" and "Seller" for "recipient", as appropriate.

b) The Seller shall incorporate such regulations in all of its lower tier subcontracts under this Agreement. The Seller shall protect, indemnify and hold harmless the Buyer from and against all liabilities, losses, claims, damages. judgments penalties, causes of action, costs and expensed (including, without limitation, attorneys' fees and expenses) imposed upon or incurred by or asserted against the Buyer resulting from, arising out of or relating to the lower tier subcontracts made by the Seller under this Agreement.

ARTICLE XXVIII. ENTIRE AGREEMENT
--------------------------------

This Agreement embodies the entire agreement and understanding between the Buyer and Seller and supersedes all prior agreements and understandings relating to the subject matter hereof. Except as otherwise expressly provided for herein, this Agreement may be changed, waived, discharged or terminated only by an instrument in writing, signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

IN WITNESS WHEREOF, the parties have executed this Subcontract as of the day and year first above written.

ARTHUR D. LITTLE INC.

BY:     /s/ Judith Blinn

       -----------------------

TITLE:  Judith Blinn
        Contracting Officer

       -----------------------

DATE:   12/31/97

       -----------------------


PLUG POWER, L.L.C.

BY:     /s/ Gary Mittleman

       -----------------------

TITLE:  President & CEO

       -----------------------

DATE:   Jan. 6, 1998

       -----------------------

                                  APPENDIX A

                               Statement of Work

Task "0". 500 watt Demonstration of Breadboard System

This task will integrate the current ADL 50 kWe fuel processor with a Los Alamos National Laboratory PROX CO clean-up device and a 500 watt (or similar) Plug Power PEM fuel cell module. This task will serve as a proof-of-concept demonstration of gasoline to electricity. It is not intended to illustrate preferred system integration schemes; although, some useful information concerning stack operation under actual reformate will be obtained. This task will be carried out in the ADL reformer laboratory.

Task 1-1. 10 kWe Brassboard Evaluation

Task 1-1-1 Develop Fuel Processor Configuration. In order to insure efficient system operation, the POX front end of the ADL fuel processor must be designed in order to convert a multitude of fuels including ethanol, methanol, natural gas, and all of the constituents found in RFG. Performance will be evaluated under typical and worst case fuels (sulfur, aromatics). ADL will work with Texaco R&D in order to speciate and quantify the output of the POX reactor by operating a 5 kWe experimental POX reactor in the Texaco laboratories. Testing will be carried out in order to determine POX operating points and fuel formulation effects on reformate quality, yielding an optimized POX design. In a parallel path, ADL will design an integrated 10 kWe fuel processor based on existing hardware designs that will accept the optimized POX reactor design developed based on test data furnished by Texaco. The 10 kWe design will include steady-state controls using automotive or industrial components.

Task 1-1-2 Catalyst Development. Develop and test steam reforming and shift reactor catalysts optimized for operation in a transportation power system fueled by gasoline. The degree of conversion of CO to H2 achieved should be appropriate for the PROX fuel cell system while the reactor size should be in keeping with the space, weight and start-up time requirements of the system. Assess whether any of the state of the art WGS catalyst systems could provide improved activity or sulfur tolerance. Using a 5 kWe meso-scale reactor, perform tests using best currently available catalyst technology or catalyst technology identified from research studies.

For the PROX reactor development, ADL will perform a limited number of small-scale tests to refine the kinetics parameters needed to scale up the catalyst bed, and then construct a PROX reactor sized to handle a reformate stream equivalent to a 10 kWe load. Next, ADL will operate the 10 kWe reactor with the brassboard system to acquire data on reaction kinetics, heat and mass transfer.

                                  APPENDIX A
                               STATEMENT OF WORK

Task 1-3. Integrate Existing 10kW Stack/Fuel Processor System

This task will integrate a 10 kWe brassboard system based on existing designs for the fuel reformer and the fuel cell. Other major balance of plant items such as the air handling system will not be addressed; rather the task will focus on the close integration of the reformer and fuel cell to optimize key system operating parameters. Testing will include trade-off studies to determine reformer and PROX operating characteristics on PEMFC operation. Fuels to be tested in this task include ethanol, methanol, natural gas, and reformulated gasoline (RFG) or other simulated RFG blends. The results of these benchtop experiments will be key operating state-points that will be used to drive the 50 kWe system design from the standpoint of fluid flowrates, temperatures, and pressures. Further, this study will help direct the design of the 50 kWe components such as the PEMFC gas flow channels, air compressor, and the reformer catalyst volumes.

Task 1-5 - 50 kWe Design

Task 1-5-2 Selection of Operating Conditions and Control Strategy. Utilizing proprietary detailed computer simulations of polymer electrolyte fuel cell systems for mobile applications that Arthur D. Little has developed, and combined with the results from Task 1-1, the ADL fuel cell system model will be modified in order to duplicate the operation of the ADL/Plug Power hardware. The model will then be utilized to perform tradeoff studies to optimize the fully integrated system operating points, including all balance of plant components. The model will include consideration of:

 .    Developing a consistent approach to sizing of the reformer and fuel processing system
 .    Developing conceptual block flow diagrams to identify interaction of waste heat and other streams with units in the fuel cell propulsion system.
 .    Establishing the critical dimensions and arrangement of the units.
 .    Steady-state heat and mass balances for the selected option(s) will be performed.
 .    Calculate heat duties for various heat exchangers.

The control strategy for the fuel processor and integrated fuel cell system will be developed with a consideration for the integrated operation of the systems three main sub-systems: reformer, fuel cell and air handling system. The control system (and responsibility) will initially be considered as five individual modules:

 .    Fuel cell control (thermal conditions, electrical output) - Plug Power
 .    Reformer gas flow conditions (flow rate, temperature) - ADL
 .    Air handling sub-systems operating point - Plug Power
 .    Thermal and water management - Plug Power and ADL
 .    Supervisory (or coordinating) control - Plug Power

                                  APPENDIX A
                               STATEMENT OF WORK

With baseline performance defined from Task 1-1, better optimized reformer control systems will be designed and tested against the benchmark performance already defined. Further, the robust controller will be designed to integrate with the remainder of the control system which will be developed through cooperative efforts between ADL and Plug Power. There will be a detailed design in which the specification developed throughout this phase is transformed into a definition of data and algorithms. The control system proven in Task 1-1 will establish the processing and memory requirements of the "target" hardware. The ADL and Plug Power team will review a range of control system types including fast industrial process control systems as well as automotive controls. ADL will work with Plug Power to integrate the ADL fuel processor controller with the Plug Power supervisory controller.

At the conclusion of this effort, ADL will support Plug Power in the preparation for and the conduct of a 1 day Design Review with the DOE.

Task 2-2. 50 kW Fuel Processor Development

Task 2-2-1 Primary Fuel Processor Hardware Configuration. Using the design output from Task 1-3-1 and 1-3-2, ADL will fabricate a multi-fuel fuel processor for testing using ADL proprietary components and technology. Working with Plug Power, ADL will develop a fuel processor specification. The specification will cite the specific design goals set forth in the PRDA program objectives, and the specification will define specific mechanical, electrical, thermal, fluidic and flow stream composition interfaces. Special considerations related to testing, instrumentation and safety will also be defined. ADL's multi-fuel fuel processor design will be modified to accommodate any changes dictated by the specification or results of ADL's ongoing testing and technology development programs. A Sulfur removal capability will also be integrated into the fuel processor based on the gasoline and JP-8 fuel processor work that has been carried out by ADL during the past 2 years, with an objective of achieving less than 1 ppm output of sulfur is from the reformer. ADL will also work to optimize the fuel processor geometry and address specific system integration issues to provide the maximum conversion efficiency of gasoline to hydrogen while minimizing the carbon monoxide output. Although performance will be optimized on gasoline, comparable performance should be realized for ethanol, methanol, and natural gas fuels. ADL will work with Modine Manufacturing Company to perform a design for manufacturability and cost analysis on this design in order to identify cost savings for the final version of the fuel processor. Furthermore, Modine will supply all of the necessary heat exchangers for the complete system.

                                  APPENDIX A
                               STATEMENT OF WORK

Task 2-2-2 Catalyst Development. Using the steam reformer and WGS catalyst data from Task 1-3-2, ADL will work with the Universal Oil Products Research Center, an industrial catalyst manufacturer, to further optimize, develop and test catalysts for application in small-scale fuel processors.

Using the PROX data from Task 1-3-2, ADL will design and construct a full scale (50 kWe) brassboard PROX reactor and operate it to acquire data on its performance. Those data will be used to refine the design of a second generation, full scale reactor.

ADL will test the brassboard prototype, packaged reactor both as a stand alone unit and as part of the integrated fuel processor system. The result of the PROX work will be a vehicle ready device capable of handling transients and quick-start that is wholly integrated into the existing fuel processor hardware to meet the program goals of reduced system volume and mass. Finally, ADL will utilize their existing agreements with Los Alamos National Laboratories and Johnson Matthew to test their 50 kWe PROX devices as they become available, and to utilize these devices as back-up technology should the ADL PROX device not perform as anticipated.

Task 2-5-2. Qualification Tests of Fuel Processor Subsystem - Utilizing existing facilities, test stands, support instrumentation, and test procedures from previous programs, ADL will evaluate the performance of the 50 kWe multi-fuel reformer. Major components (POX, shift reactors, sulfur removal, etc.) will be evaluated based upon thermal and chemical analysis. Shakedown tests will be conducted to verify proper operation of instrumentation and test hardware. A test procedure will be developed by all team members. Efficiency, emissions, and hydrogen gas purity will be key system level measurements. Intermediate temperature, pressure, and chemistry measurements will be used to establish the operating characteristics of important components and subsystems. The proposed testing will be developed in order to confirm achievement of all PRDA operational and performance goals.

At the conclusion of this effort, ADL will support Plug Power in the preparation for and the conduct of a 1 day Design Review with the DOE.

                                  APPENDIX A
                               STATEMENT OF WORK

Task 3-3 Brassboard Fuel Processor Fabrication and System Integration

Task 3-3-1 - Brassboard System Integration and Testing - Utilizing the fuel processor developed and tested in Task 2-2, (or another processor or a refurbished processor from task 2) ADL will work with Plug Power to integrate the unit into the programs "Brassboard" integrated system. System integration activities will be accomplished at Plug Powers Latham, NY facilities.

At the conclusion of this effort, ADL will support Plug Power in the preparation for and the conduct of a 1 day Design Review with the DOE.

Task 3-6 Endurance Testing Support - ADL will support Plug Power and the endurance testing program that will be conducted to demonstrate 500 hours of system operation. Personnel, spare parts and other technical assistance will be provided as required during this activity.

Task 4-3. Fuel Processor Fabrication - Based upon the outcome of Task 2-2-1, Task 3-3-1, and the Modine manufacturability analysis, ADL will design and build a pre-commercial prototype multi-fuel processor for final 50kWe system integration. Possible updates to the design constructed in previous tasks may include hardware updates identified from both ongoing design work and endurance testing. Further updates may arise from the use of improved catalyst system, including the use of a fuel processor integrated PROX reactor. The proposed testing will be developed in order to confirm achievement of all PRDA operational and performance goals as shown in Table 1. This roadmap compares the current performance of the ADL fuel processor with the PRDA goals and lists activities planned in order to achieve the PRDA goals.

ADL will work with Plug Power designers to optimize the mechanical layout of the integrated system to achieve PRDA system volumetric and weight objectives.

Prior to the final integration of the systems, ADL will support Plug Power in the preparation for and the conduct of a 1 day Design Review with the DOE.

ADL will support Plug Power in the integration and testing of the final pre-commercial prototype system. The system will be integrated at Plug Power facilities in Latham, NY and after being extensively tested, the system will be delivered to Texaco Beacon laboratories for emission, efficiency and driving cycle performance testing.

                                            APPENDIX A
                                         STATEMENT OF WORK

                    Table 1. ADL Fuel Processor Technology Advancement Roadmap

====================================================================================================================================
Characteristic       Current Performance of          Planned Activities                   Performance          PRDA
Per PNGV             ADL Fuel Processor              Under PRDA                           Goal                 Goal
Technical Roadmap
August 1996
------------------------------------------------------------------------------------------------------------------------------------
Multi-Fuel           Feasibility testing complete    Establish range of characteristics   Multi-fuel           Multi-fuel
Capability                                           of gasoline and other fuels          capability           capability
                     Gasoline (retail)               (geography, season)

                     Ethanol (E-95)                  Evaluate POX performance on range
                                                     of fuels available nationally
                     Hydrated ethanol                (gasoline, Etoh)

                     Natural gas testing
                     in-process                      Evaluate performance of
                                                     tailored fuels deliverable
                                                     through petroleum
                                                     infrastructure (Texaco)

                                                     Conduct thorough ethanol
                                                     performance testing
------------------------------------------------------------------------------------------------------------------------------------

Energy Efficiency    Ethanol = 78%/1/                Maintain general thermal integration Ethanol = 78%/2/     70%
                     Gasoline = 76%/1/
                                                     Develop PROX with 10:1 CO:H\2\       Gasoline = 76%/2/
                                                     selectivity
------------------------------------------------------------------------------------------------------------------------------------

Power Density        520/2/                          Develop single-stage, monolith       600\2\ W/L           600 W/L
(W/L)                                                shift catalyst

                                                     Integrate PROX into reformer shell

                                                     Evaluate 5 atm reformer

------------------------------------------------------------------------------------------------------------------------------------

==================================================================================================================================
Characteristic       Current Performance of          Planned Activities                   Performance          PRDA
Per PNGV             ADL Fuel Processor              Under PRDA                           Goal                 Goal
Technical Roadmap
August 1996
----------------------------------------------------------------------------------------------------------------------------------
Specific Power       700/2/                          Develop monolith catalysts to        800/2/W/L            600 W/kg
(W/kg)                                               reduce support material weight
----------------------------------------------------------------------------------------------------------------------------------
___st (high-volume   ADL est. $16-25/1/              Eliminate low temperature            $25/kW/2/            $30/KW/2/
Production) ($/kwe)                                  shift catalyst
                     Chrysler est. $45/1/
                                                     Replace finned tube steam generator

                                                     Replace loose catalysts with
                                                     monoliths

                                                     Utilize SS409 for most components
----------------------------------------------------------------------------------------------------------------------------------
Start-up to Full     10                              Eliminate low temperature shift      2 min                2 min
Power (20(degrees)C)                                 catalyst
(min)
                                                     Revise thermal integration to
                                                     increase heat input to shift
                                                     catalysts
----------------------------------------------------------------------------------------------------------------------------------
Transient Response   ADL est.(( 20  sec/1/           Develop transient capable F.P.      ((20sec/2/          20 s
(10-90% rated                                        control system using automotive
output)                                              components

                                                     Conduct 10 kW and 50 kW transient
                                                     tests

----------------------------------------------------------------------------------------------------------------------------------

Emissions/3/        ((Tier 2                         Repackage existing tailgas          ((Tier 2             ((Tier 2
                                                     burner/converter
----------------------------------------------------------------------------------------------------------------------------------

==================================================================================================================================
Characteristic       Current Performance of          Planned Activities                   Performance          PRDA
Per PNGV             ADL Fuel Processor              Under PRDA                           Goal                 Goal
Technical Roadmap
August 1996
----------------------------------------------------------------------------------------------------------------------------------
Durability (no       200 h demonstrated              Eliminate low temperature shift      500 h demonstrated   2000 h
catalyst                                             catalyst
replacement)                                                                              2000 h projected
                                                     Monolith catalysts to avoid
                                                     crumbling
----------------------------------------------------------------------------------------------------------------------------------
CO Content Steady    *1.0%/1/ measured               Develop 50 kW transient PROX with    50 ppm/4/            10 ppm
State                                                controls
-----------------------------------------------------                                     ----------------------------------------


CO Content Transient *1.0%/1/ measured                                                    100 ppm/4/           100 ppm
----------------------------------------------------------------------------------------------------------------------------------

H2S Content          1 ppm measured                  Conduct sulfur break-through tests   1 ppm over 200 h     0 ppm
                                                     utilizing max sulfur content         operation/4/
                                                     gasoline
==================================================================================================================================

/1/PROX not included                /3/From anode burner - does not include
                                       evap. emissions
/2/With PROX                        /4/Fuel processor levels to be harmonized
                                       with fuel cell anode requirements

* less than

                                   APPENDIX A
                                STATEMENT OF WORK

                            Schedule and Deliverables

====================================================================================================================================
      Task                              Description                                 Dates                     Deliverables/1/
------------------------------------------------------------------------------------------------------------------------------------
0                  500 watt Demonstration                                  9/15-11/18
------------------------------------------------------------------------------------------------------------------------------------
0.1                Interface Development w/PP&LANL                         9/15-9/30                 Test Plan
------------------------------------------------------------------------------------------------------------------------------------
0.2                Test POX/PROX system                                    10/1-10/15                Test Data
------------------------------------------------------------------------------------------------------------------------------------
0.3                Test POX/PROX/PEM system                                10/15-11/11
------------------------------------------------------------------------------------------------------------------------------------
0.4                Review Test Results                                     11/11-11/18               Test Report
------------------------------------------------------------------------------------------------------------------------------------
1                  System Definition                                       10/1-6/1/98
------------------------------------------------------------------------------------------------------------------------------------
1.1                10 kWe Brassboard Evaluation                            10/1-3/3/98
------------------------------------------------------------------------------------------------------------------------------------
1.1.1              F.P. Design & Specification
------------------------------------------------------------------------------------------------------------------------------------
1.1.1.1            10 kWe F.P. Design & Spec.                              10/1-10/21                Design Specs
------------------------------------------------------------------------------------------------------------------------------------
1.1.1.2            5 kWe F.P. Texaco Design & Spec.                        10/1-10/21
------------------------------------------------------------------------------------------------------------------------------------
1.1.1.3            5&10 kWe Hardware Assembly & Shakedown at ADL           10/21-1/13/98             5&10 kWe Hardware
------------------------------------------------------------------------------------------------------------------------------------
1.1.1.4            10 kWe F.P. Testing at ADL                              1/13-2/24                 Test Plan
------------------------------------------------------------------------------------------------------------------------------------
1.1.1.5            Review 10 kWe Testing Results                           2/24-3/3                  Test Report
------------------------------------------------------------------------------------------------------------------------------------
1.1.2              Catalyst Development
------------------------------------------------------------------------------------------------------------------------------------
1.1.2.1            5 kWe POX Testing at Texaco                             12/9-2/24/98              Test Plan
------------------------------------------------------------------------------------------------------------------------------------
1.1.2.2            Review Texaco Testing Results                           2/24-3/3                  Test Report
------------------------------------------------------------------------------------------------------------------------------------
1.1.2.3            10 kWe PROX Design & Assy.                              10/1-12/9                 Test Plan PROX Hardware
------------------------------------------------------------------------------------------------------------------------------------
1.1.2.4            10 kWe PROX Testing at ADL                              12/9-3/3/98               Test Report
------------------------------------------------------------------------------------------------------------------------------------
1.3                10 kWe Brassboard Testing at ADL                        3/3-6/1
------------------------------------------------------------------------------------------------------------------------------------

                                   APPENDIX A
                                STATEMENT OF WORK

                            Schedule and Deliverables

====================================================================================================================================
      Task                              Description                                 Dates                     Deliverables/1/
------------------------------------------------------------------------------------------------------------------------------------
1.3.1              System Assembly/Shakedown                               3/3-3/31                  Test Plan
------------------------------------------------------------------------------------------------------------------------------------
1.3.2              System Testing                                          3/31-5/26                 10 kWe System
------------------------------------------------------------------------------------------------------------------------------------
1.3.3              Review System Testing Results                           5/26-6/1                  Test Report
------------------------------------------------------------------------------------------------------------------------------------
1.5                System Definition
------------------------------------------------------------------------------------------------------------------------------------
1.5.2              Operating Conditions/Control Strategy                   1/14/98-12/30/98
------------------------------------------------------------------------------------------------------------------------------------
1.5.2.1            System Modeling                                         1/14-3/16                 System Sim. Analysis
------------------------------------------------------------------------------------------------------------------------------------
1.5.2.2            Steady-State Controls Development and Control           1/14-12/30                Control Interface Spec.
                   Interface Spec
------------------------------------------------------------------------------------------------------------------------------------
2                  50kWe Subsystem Development
------------------------------------------------------------------------------------------------------------------------------------
2.2                50kWe Fuel Processor Subsystem Development              3/15/98-10/25/98
------------------------------------------------------------------------------------------------------------------------------------
2.2.1              50 kWe Fuel Processor
------------------------------------------------------------------------------------------------------------------------------------
2.2.1.1            50 kWe Design/Spec                                      3/15-4/15                 Design Specs
------------------------------------------------------------------------------------------------------------------------------------
2.2.1.2            50 kWe Assy/Shakedown                                   4/16-7/31                 50kWe Hardware
------------------------------------------------------------------------------------------------------------------------------------
2.2.1.3            50 kWe Operating Map Testing                            8/1-9/14                  Test Plan
------------------------------------------------------------------------------------------------------------------------------------
2.2.1.4            Review 50 kWe Results                                   9/15-9/30                 Test Results
------------------------------------------------------------------------------------------------------------------------------------
2.2.2              Catalyst Develop/Refinement
------------------------------------------------------------------------------------------------------------------------------------
2.2.2.1            UOP Catalyst Development                                3/15 - 5/15
------------------------------------------------------------------------------------------------------------------------------------
2.2.2.1.1          UOP Catalyst Fabrication                                4/15 - 6/15
------------------------------------------------------------------------------------------------------------------------------------
2.2.2.1.2          UOP Cat. Screening @ ADL                                6/15 - 9/1
------------------------------------------------------------------------------------------------------------------------------------
2.2.2.1.3          UOP Cat. Screening Review                               9/1 - 9/14
------------------------------------------------------------------------------------------------------------------------------------
2.2.2.2            50 kWe Transient PROX                                                             PROX Hardware
------------------------------------------------------------------------------------------------------------------------------------

                                   APPENDIX A
                                STATEMENT OF WORK

                            Schedule and Deliverables

====================================================================================================================================
      Task                              Description                                 Dates                     Deliverables/1/
------------------------------------------------------------------------------------------------------------------------------------
2.2.2.2.1          50 kWe PROX Design/Assy                                 5/15 - 7/15               Test Plan
------------------------------------------------------------------------------------------------------------------------------------
2.2.2.2.2          50 kWe PROX Testing                                     7/16 - 9/14               Test Report
------------------------------------------------------------------------------------------------------------------------------------
2.4                Control Strategy/Hardware Dev.
------------------------------------------------------------------------------------------------------------------------------------
2.4.x              F.P. Transient Control                                  3/15 - 10/25              Control Spec./Interface
------------------------------------------------------------------------------------------------------------------------------------
2.5                Subsystem Qualification Testing
------------------------------------------------------------------------------------------------------------------------------------
2.5.2              50 kWe F.P./PROX Testing
------------------------------------------------------------------------------------------------------------------------------------
2.5.2.1            Steady-State Testing                                    9/15-10/15                Test Plan
------------------------------------------------------------------------------------------------------------------------------------
2.5.2.2            Transient Testing                                       10/16-10/31               Test Plan
------------------------------------------------------------------------------------------------------------------------------------
2.5.2.3            Review 50 kWe F.P./PROX Results                         11/1-11/14                Test Report
------------------------------------------------------------------------------------------------------------------------------------
                   DOE Review                                              11/15/98
------------------------------------------------------------------------------------------------------------------------------------
3                  50 kWe Brassboard System Fabrication and Integration    11/15/98-8/1/99
------------------------------------------------------------------------------------------------------------------------------------
3.1                System Design                                           11/16-1/8
------------------------------------------------------------------------------------------------------------------------------------
3.3                50 kWe "Alpha" F.P. Unit                                11/16-5/5
------------------------------------------------------------------------------------------------------------------------------------
3.3.1              50 k We "Alpha" Design/Spec                             11/16-1/8/99              Design Specs
------------------------------------------------------------------------------------------------------------------------------------
                   DOE Review                                              1/15/99
------------------------------------------------------------------------------------------------------------------------------------
3.3.2              50 kWe "Alpha" Assy/Shakedown                           1/9-4/1                   50kWe Hardware
------------------------------------------------------------------------------------------------------------------------------------
3.3.3              50 kWe "Alpha" PROX                                     11/16-4/1                 PROX Hdware
------------------------------------------------------------------------------------------------------------------------------------
3.4                System Integration and Tests at P-P                     4/7- 5/16
------------------------------------------------------------------------------------------------------------------------------------
3.6                Endurance Testing Support                               5/17-8/1
------------------------------------------------------------------------------------------------------------------------------------
4                  Final System Design                                     4/1-2/28/00
------------------------------------------------------------------------------------------------------------------------------------

                                   APPENDIX A
                                STATEMENT OF WORK

                            Schedule and Deliverables

====================================================================================================================================
      Task                              Description                                 Dates                     Deliverables/1/
------------------------------------------------------------------------------------------------------------------------------------
4.3                50 kWe "Beta" F.P. Unit                                 4/1-8/6
------------------------------------------------------------------------------------------------------------------------------------
4.3.1              50 kWe "Beta" Design/Spec                               4/1-5/1                   Design Specs
------------------------------------------------------------------------------------------------------------------------------------
4.3.2              50 kWe "Beta" Assy/Shakedown                            5/2-7/2                   Test Plan
------------------------------------------------------------------------------------------------------------------------------------
4.3.3              50 kWe "Beta" Test                                      7/2-8/6                   50kWe Hardware
------------------------------------------------------------------------------------------------------------------------------------
4.3.4              50 kWe "Beta" PROX                                      4/1-8/6                   PROX Hdware
------------------------------------------------------------------------------------------------------------------------------------
4.3.5              50 kWe "Beta" Controls                                  4/1-8/6                   Control Spec./Interface
------------------------------------------------------------------------------------------------------------------------------------
                   DOE Review                                              8/15/1999
------------------------------------------------------------------------------------------------------------------------------------
4.4                "Beta" System Assembly                                  8/17-10/17
------------------------------------------------------------------------------------------------------------------------------------
4.5                "Beta" System Shakedown/Tests                           10/18-2/15
====================================================================================================================================

/1/ Does not necessarily mean delivery to Plug Power - i.e., these are overall program deliverables for DOE; some hardware may remain at Arthur D. Little.

                                  APPENDIX B

                 Intellectual Property Provisions - Assistance

                 LARGE BUSINESS, STATE AND LOCAL GOVERNMENTS,
                           OR FOREIGN ORGANIZATIONS
                   (Research, Development or Demonstration)


 CLAUSE           REFERENCE                                   TITLE                               PAGE
 ------           --------                                    -----                               ----
01.       48 C.F.R. 52.227-1          Authorization and Consent (JUL 1995), Alternate I             1

02.       48 C.F.R. 52.227-2          Notice and Assistance Regarding Patent and Copyright          1
                                      Infringement (AUG 1996)
                                      This clause is not applicable if the award is for
                                      less than $100,000.

03.       48 C.F.R. 952.227-9         Refund of Royalties (FEB 1995)                                l

04.       48 C.F.R. 952.227-13        Patent Rights - Acquisition by the Government                 2
                                      (FEB 1995)

05.       43 C.F.R. 52.227-14         Rights in Data - General (JUN 1937), with Alternates         10
                                      I and V and paragraph (d)(3) as supplemented by 10
                                      C.F.R. Part 600.27:
                                      If this award requires the use or delivery of
                                      limited rights data and/or restricted computer
                                      software, Alternates II and III are incorporated,
                                      unless modified upon recommendation of Patent
                                      Counsel.

06.       43 C.F.R. 52.227-16         Additional Data Requirements (JUN 1987)                      15

07.       48 C.F.R. 52.227-23         Rights to Proposal Data (Technical) (JUN 1987)               16

       Attachment 1 (for reference):  Patent Rights - Retention by Contractor (Short Form)
                                      (FEB 1995); 48 C.F.R.952.227-11

52.227-1 Authorization and Consent; Alternate I (APR 1984)

     AUTHORIZATION AND CONSENT

(a) The Government authorizes and consents to all use and manufacture of any invention described in and covered by a United States patent in the performance of this contract or any subcontract at any tier.

(b) The Contractor agrees to include, and require inclusion of, this clause, suitably modified to identify the parties, in all subcontracts at any tier for supplies or services (including construction, architect-engineer services, and materials, supplies, models, samples, and design or testing services expected to exceed the simplified acquisition threshold); however, omission of this clause from any subcontract, including those at or below the simplified acquisition threshold, does not affect this authorization and consent.

(End of clause)

52.227-2 Notice and Assistance Regarding Patent and Copyright Infringement.

     NOTICE AND ASSISTANCE REGARDING PATENT AND COPYRIGHT INFRINGEMENT (AUG
     1996)

(a) The Contractor shall report to the Contracting Officer, promptly and in reasonable written detail, each notice or claim of patent or copyright infringement based on the performance of this contract of which the Contractor has knowledge.

(b) In the event of any claim or suit against the Government on account of any alleged patent or copyright infringement arising out of the performance of this contract or out of the use of any supplies furnished or work or services performed under this contract, the Contractor shall furnish to the Government, when requested by the Contracting Officer, all evidence and information in possession of the Contractor pertaining to such suit or claim. Such evidence and information shall be furnished at the expense of the Government except where the Contractor has agreed to indemnify the Government.

(c) The Contractor agrees to include, and require inclusion of, this clause in all subcontracts at any tier for supplies or services (including construction and architect-engineer subcontracts and those for material, supplies, models, samples, or design or testing services) expected to exceed the simplified acquisition threshold at FAR 2.101.

(End of clause)

952.227-9 Refund of Royalties

     REFUND OF ROYALTIES (FEB 1995)

(a) The contract price includes certain amounts for royalties payable by the Contractor or subcontractors or both, which amounts have been reported to the Contracting Officer.

(b) The term "royalties" as used in this clause refers to any costs or charges in the nature of royalties, license fees, patent or license amortization costs, or the like, for the use of or for rights in patents and patent applications in connection with performing this contract or any subcontract here-under. The term also includes any costs or charges associated with the access to, use of, or other right pertaining to data that is represented to be proprietary and is related to the performance of this contract or the copying of such data or data that is copyrighted.

(c) The Contractor shall furnish to the Contracting Officer, before final payment under this contract, a statement of royalties paid or required to be paid in connection with performing this contract and subcontracts hereunder together with the reasons.

(d)  The Contractor will be compensated for royalties reported under paragraph
(c) of this clause, only to the extent that such royalties were included in the contract price and are determined by the Contracting Officer to be properly chargeable to the Government and allocable to the contract. To the extent that any royalties that are included in the contract price are not, in fact, paid by the Contractor or are determined by the Contracting Officer not to be properly chargeable to the Government and allocable to the contract, the contract price shall be reduced. Repayment or credit to the Government shall be made as the Contracting Officer directs. The approval by DOE of any individual payments or royalties shall not prevent the Government from contesting at any time the enforceability, validity, scope of, or title to, any patent or the proprietary nature of data pursuant to which a royalty or other payment is to be or has been made.

(e) If, at any time within 3 years after final payment under this contract, the Contractor for any reason is relieved in whole or in part from the payment of the royalties included in the final contract price as adjusted pursuant to paragraph (d) of this clause, the Contractor shall promptly notify the Contracting Officer of that fact and shall reimburse the Government in a corresponding amount.

(f) The substance of this clause, including this paragraph (f), shall be included in any subcontract in which the amount of royalties reported during negotiation of the subcontract exceeds $250.

(End of clause)

952.227-13 Patent Rights - Acquisition by the Government

     PATENT RIGHTS-ACQUISITION BY THE GOVERNMENT (FEB 1995)

(a)  Definitions.

     "Invention", as used in this clause, means any invention or discovery which is or may be patentable or otherwise protectable under title 35 of the United States Code or any novel variety of plant that is or may be protectable under the Plant Variety Protection Act (7 U.S.C. 2321, et seq.).

     "Practical application", as used in this clause, means to manufacture, in the case of a composition or product; to practice, in the case of a process or method; or to operate, in the case of a machine or system; and, in each case, under such conditions as to establish that the invention is being utilized and that its benefits are, to the extent permitted by law or Government regulations, available to the public on reasonable terms.

     "Subject invention", as used in this clause, means any invention of the Contractor conceived or first actually reduced to practice in the course of or under this contract.

     "Patent Counsel", as used in this clause, means the Department of Energy Patent Counsel assisting the procuring activity.

     "DOE patent waiver regulations", as used in this clause, means the Department of Energy patent waiver regulations at 41 CFR 9-9.109-6 or successor regulations.

     "Agency licensing regulations" and "applicable agency licensing regulations", as used in this clause, mean the Department of Energy patent licensing regulations at 10 CFR Part 781.

(b)  Allocations of principal rights.

     (1) Assignment to the Government. The Contractor agrees to assign to the Government the entire right, title, and interest throughout the world in and to each subject invention, except to the extent that rights are retained by the Contractor under subparagraph (b)(2) and paragraph (d) of this clause.

     (2) Greater rights determinations.

          (i) The contractor, or an employee-inventor after consultation with the Contractor, may request greater rights than the nonexclusive license and the foreign patent rights provided in paragraph (d) of this clause on identified inventions in accordance with the DOE patent waiver regulations. A request for a determination of whether the Contractor or the employee-inventor is entitled to acquire such greater rights must be submitted to the Patent Counsel with a copy to the Contracting Officer at the time of the first disclosure of the invention pursuant to subparagraph (e)(2) of this clause, or not later than 8 months thereafter, unless a longer period is authorized in writing by the Contracting Officer for good cause shown in writing by the Contractor. Each determination of greater rights under this contract shall be subject to paragraph (c) of this clause, unless otherwise provided in the greater rights determination, and to the reservations and conditions deemed to be appropriate by the Secretary of Energy or designee.

          (ii) Within two (2) months after the filing of a patent application, the Contractor shall provide the filing date, serial number and title, a copy of the patent application (including an English-language version if filed in a language other than English), and, promptly upon issuance of a patent, provide the patent number and issue date for any subject invention in any country for which the Contractor has been granted title or the right to file and prosecute on behalf of the United States by the Department of Energy.

          (iii) Not less than thirty (30) days before the expiration of the response period for any action required by the Patent and Trademark Office, notify the Patent Counsel of any decision not to continue prosecution of the application.

          (iv) Upon request, the Contractor shall furnish the Government an irrevocable power to inspect and make copies of the patent application file.

(c)  Minimum rights acquired by the Government.

     (1) With respect to each subject invention to which the Department of Energy grants the Contractor principal or exclusive rights, the Contractor agrees as follows:

          (i) The Contractor hereby grants to the Government a nonexclusive, nontransferable, irrevocable, paid-up license to practice or have practiced each subject invention throughout the world by or on behalf of the Government of the United States (including any Government agency).

          (ii) The Contractor agrees that with respect to any subject invention in which DOE has granted it title, DOE has the right in accordance with the procedures in the DOE patent waiver regulations to require the Contractor, an assignee, or exclusive licensee of a subject invention to grant a nonexclusive, partially exclusive, or exclusive license in any field of use to a responsible applicant or applicants, upon terms that are reasonable under the circumstances, and if the Contractor, assignee, or exclusive licensee refuses such a request, DOE has the right to grant such a license itself if it determines that--

                   (A) Such action is necessary because the Contractor or assignee has not taken, or is not expected to take within a reasonable time, effective steps to achieve practical application of the subject invention in such field of use;

                   (B) Such action is necessary to alleviate health or safety needs which are not reasonably satisfied by the Contractor, assignee, or their licensees;

                   (C) Such action is necessary to meet requirements for public use specified by Federal regulations and such requirements are not reasonably satisfied by the Contractor, assignee, or licensees; or

                   (D) Such action is necessary because the agreement required by paragraph (i) of this clause has neither been obtained nor waived or because a licensee of the exclusive right to use or sell any subject invention in the United States is in breach of such agreement.

          (iii) The Contractor agrees to submit on request periodic reports no more frequently than annually on the utilization of a subject invention or on efforts at obtaining such utilization of a subject invention or on efforts at obtaining such utilization that are being made by the Contractor or its licensees or assignees. Such reports shall include information regarding the status of development, date of first commercial sale or use, gross royalties received by the Contractor, and such other data and information as DOE may reasonably specify. The Contractor also agrees to provide additional reports as may be requested by DOE in connection with any march-in proceedings undertaken by that agency in accordance with subparagraph (c)(1)(ii) of this clause. To the extent data or information supplied under this section is considered by the Contractor, its licensee, or assignee to be privileged and confidential and is so marked, the Department of Energy agrees that, to the extent permitted by law, it will not disclose such information to persons outside the Government.

          (iv) The Contractor agrees, when licensing a subject invention, to arrange to avoid royalty charges on acquisitions involving Government funds, including funds derived through a Military Assistance Program of the Government or otherwise derived through the Government, to refund any amounts received as royalty charges on a subject invention in acquisitions for, or on behalf of, the Government, and to provide for such refund in any instrument transferring rights in the invention to any party.

          (v) The Contractor agrees to provide for the Government's paid-up license pursuant to subparagraph (c)(1)(i) of this clause in any instrument transferring rights in a subject invention and to provide for the granting of licenses as required by subparagraph (c)(1)(ii) of this clause, and for the reporting of utilization information as required by subparagraph (c)(1)(iii) of this clause, whenever the instrument transfers principal or exclusive rights in a subject invention.

     (2) Nothing contained in this paragraph (c) shall be deemed to grant to the Government any rights with respect to any invention other than a subject invention.

(d)  Minimum rights to the Contractor.

     (1) The Contractor is hereby granted a revocable, nonexclusive, royalty-free license in each patent application filed in any country on a subject invention and any resulting patent in which the Government obtains title, unless the Contractor fails to disclose the subject invention within the times specified in subparagraph (e)(2) of this clause. The Contractor's license extends to its domestic subsidiaries and affiliates, if any, within the corporate structure of which the Contractor is a part and includes the right to grant sublicenses of the same scope to the extent the Contractor was legally obligated to do so at the time the contract was awarded. The license is transferable only with the approval of DOE except when transferred to the successor of that part of the Contractor's business to which the invention pertains.

     (2) The Contractor's domestic license may be revoked or modified by DOE to the extent necessary to achieve expeditious practical application of the subject invention pursuant to an application for an exclusive license submitted in accordance with applicable provisions in 37 CFR Part 404 and agency licensing regulations. This license will not be revoked in that field of use or the geographical areas in which the Contractor has achieved practical applications and continues to make the benefits of the invention reasonably accessible to the public. The license in any foreign country may be revoked or modified at the discretion of DOE to the extent the Contractor, its licensees, or its domestic subsidiaries or affiliates have failed to achieve practical application in that foreign country.

     (3) Before revocation or modification of the license, DOE will furnish the Contractor a written notice of its intention to revoke or modify the license, and the Contractor will be allowed 30 days (or such other time as may be authorized by DOE for good cause shown by the Contractor) after the notice to show cause why the license should not be revoked or modified. The Contractor has the right to appeal, in accordance with applicable agency licensing regulations and 37 CFR Part 404 concerning the licensing of Government-owned inventions, any decision concerning the revocation or modification of its license.

     (4) The Contractor may request the right to acquire patent rights to a subject invention in any foreign country where the Government has elected not to secure such rights, subject to the conditions in subparagraphs (d)(4)(i) through
(d)(4)(vii) of this clause. Such request must be made in writing to the Patent Counsel as part of the disclosure required by subparagraph (e)(2) of this clause, with a copy to the DOE Contracting Officer. DOE approval, if given, will be based on a determination that this would best serve the national interest.

          (i) The recipient of such rights, when specifically requested by DOE, and three years after issuance of a foreign patent disclosing the subject invention, shall furnish DOE a report stating:

                 (A) The commercial use that is being made, or is intended to be made, of said invention, and

                 (B) The steps taken to bring the invention to the point of practical application or to make the invention available for licensing.

          (ii) The Government shall retain at least an irrevocable, nonexclusive, paid-up license to make, use, and sell the invention throughout the world by or on behalf of the

Government (including any Government agency) and States and domestic municipal governments, unless the Secretary of Energy or designee determines that it would not be in the public interest to acquire the license for the States and domestic municipal governments.

          (iii) If noted elsewhere in this contract as a condition of the grant of an advance waiver of the Government's title to inventions under this contract, or, if no advance waiver was granted but a waiver of the Government's title to an identified invention is granted pursuant to subparagraph (b)(2) of this clause upon a determination by the Secretary of Energy that it is in the Government's best interest, this license shall include the right of the Government to sublicense foreign governments pursuant to any existing or future treaty or agreement with such foreign governments.

          (iv)   Subject to the rights granted in subparagraphs (d)(1), (2), and
(3) of this clause, the Secretary cf Energy or designee shall have the right to terminate the foreign patent rights granted in this subparagraph (d)(4) in whole or in part unless the recipient of such rights demonstrates to the satisfaction of the Secretary of Energy or designee that effective steps necessary to accomplish substantial utilization of the invention have been taken or within a reasonable time will be taken.

          (v)    Subject to the rights granted in subparagraphs (d)(1), (2), and
(3) of this clause, the Secretary of Energy or designee shall have the right, commencing four years after foreign patent rights are accorded under this subparagraph (d)(4), to require the granting of a nonexclusive or partially exclusive license to a responsible applicant or applicants, upon terms reasonable under the circumstances, and in appropriate circumstances to terminate said foreign patent rights in whole or in part, following a hearing upon notice thereof to the public, upon a petition by an interested person justifying such hearing:

                    (A) If the Secretary of Energy or designee determines, upon review of such material as he deems relevant, and after the recipient of such rights or other interested person has had the opportunity to provide such relevant and material information as the Secretary or designee may require, that such foreign patent rights have tended substantially to lessen competition or to result in undue market concentration in any section of the United States in any line of commerce to which the technology relates; or

                    (B) Unless the recipient of such rights demonstrates to the satisfaction of the Secretary of Energy or designee at such hearing that the recipient has taken effective steps, or within a reasonable time thereafter is expected to take such steps, necessary to accomplish substantial utilization of the invention.

          (vi) If the contractor is to file a foreign patent application on a subject invention, the Government agrees, upon written request, to use its best efforts to withhold publication of such invention disclosures for such period of time as specified by Patent Counsel, but in no event shall the Government or its employees be liable for any publication thereof.

          (vii) Subject to the license specified in subparagraphs (d)(1), (2), and (3) of this clause, the contractor or inventor agrees to convey to the Government, upon request, the entire right, title, and interest in any foreign counts in which the contractor or inventor fails to have a patent application filed in a timely manner or decides not to continue prosecution or to pay any maintenance fees covering the invention. To avoid forfeiture of the patent application or patent, the contractor or inventor shall, not less than 60 days before the expiration period for any action required by any patent office, notify the Patent Counsel of such failure or decision, and deliver to the Patent Counsel, the executed instruments necessary for the conveyance specified in this paragraph.

(e)  Invention identification, disclosures, and reports.

     (1) The Contractor shall establish and maintain active and effective procedures to assure that subject inventions are promptly identified and disclosed to Contractor personnel responsible for patent matters within 6 months of conception and/or first actual reduction to practice, whichever occurs first in the performance of work under this contract. These procedures shall include the maintenance of laboratory notebooks or equivalent records and other records as are reasonably necessary to document the conception and/or the first actual reduction to practice of subject inventions, and records that show that the procedures for identifying and disclosing the inventions are followed. Upon request, the Contractor shall furnish the Contracting Officer a description of such procedures for evaluation and for determination as to their effectiveness.

     (2) The Contractor shall disclose each subject invention to the DOE Patent Counsel with a copy to the Contracting Officer within 2 months after the inventor discloses it in writing to Contractor personnel responsible for patent matters or, if earlier, within 6 months after the Contractor becomes aware that a subject invention has been made, but in any event before any on sale, public use, or publication of such invention known to the Contractor. The disclosure to DOE shall be in the form of a written report and shall identify the contract under which the invention was made and the inventor(s). It shall be sufficiently complete in technical detail to convey a clear understanding, to the extent known at the time of the disclosure, of the nature, purpose, operation, and physical, chemical, biological, or electrical characteristics of the invention. The disclosure shall also identify any publication, on sale, or public use of the invention and whether a manuscript describing the invention has been submitted for publication and, if so, whether it has been accepted for publication at the time of disclosure. In addition, after disclosure to DOE, the Contractor shall promptly notify Patent Counsel of the acceptance of any manuscript describing the invention for publication or of any on sale or public use planned by the Contractor. The report should also include any request for a greater rights determination in accordance with subparagraph (b)(2) of this clause. When an invention is disclosed to DOE under this paragraph, it shall be deemed to have been made in the manner specified in Sections (a)(1) and (a)(2) of 42 U.S.C. 5908, unless the Contractor contends in writing at the time the invention is disclosed that is was not so made.

     (3) The Contractor shall furnish the Contracting Officer the following:

          (i) Interim reports every 12 months (or such loner period as may be specified by the Contracting Officer) from the date of the contract, listing subject inventions during that period, and certifying that all subject inventions have been disclosed (or that there are not such inventions) and that the procedures required by subparagraph (e)(1) of this clause have been followed.

          (ii) A final report, within 3 months after completion of the contracted work listing all subject inventions or certifying that there were no such inventions, and listing all subcontracts at any tier containing a patent rights clause or certifying that there were no such subcontracts.

     (4) The Contractor agrees to require, by written agreement, its employees, other than clerical and nontechnical employees, to disclose promptly in writing to personnel identified as responsible for the administration of patent matters and in a format suggested by the Contractor each subject invention made under contract in order that the Contractor can comply with the disclosure provisions of paragraph (c) of this clause, and to execute all papers necessary to file patent applications on subject inventions and to establish the Government's rights in the subject inventions. This disclosure format should require, as a minimum, the information required by subparagraph (e)(2) of this clause.

     (5) The Contractor agrees, subject to FAR 27.302(j), that the Government may duplicate and disclose subject invention disclosures and all other reports and papers furnished or required to be furnished pursuant to this clause.

(f)  Examination of records relating to inventions.

     (1) The Contracting Officer or any authorized representative shall, until 3 years after final payment under this contract, have the right to examine any books (including laboratory notebooks), records, and documents of the Contractor relating to the conception or first actual reduction to practice of inventions in the same field of technology as the work under this contract to determine whether--

          (i)    Any such inventions are subject inventions;

          (ii) The Contractor has established and maintains the procedures required by subparagraphs (e)(1) and (4) of this clause;

          (iii) The Contractor and its inventors have complied with the procedures.

     (2) If the Contracting Officer learns of an unreported Contractor invention which the Contracting Officer believes may be a subject invention, the Contractor may be required to disclose the invention to DOE for a determination of ownership rights.

     (3) Any examination of records under this paragraph will be subject to appropriate conditions to protect the confidentiality of the information involved.

(g) Withholding of payment (NOTE: This paragraph does not apply to subcontracts).

     (1) Any time before final payment under this contract, the Contracting Officer may, in the Government's interest, withhold payment until a reserve not exceeding $50,000 or 5 percent of the amount of this contract, whichever is less, shall have been set aside if, in the Contracting Officer's opinion, the Contractor fails to--

          (i) Convey to the Government, using a DOE-approved form, the title and/or rights of the Government in each subject invention as required by this clause.

          (ii) Establish, maintain, and follow effective procedures for identifying and disclosing subject inventions pursuant to subparagraph (e)(1) of this clause;

          (iii) Disclose any subject invention pursuant to subparagraph (e)(2) of this clause;

          (iv)  Deliver acceptable interim reports pursuant to subparagraph
(e)(3)(i) of this clause; or

          (v) Provide the information regarding subcontracts pursuant to subparagraph (h)(4) of this clause.

     (2) Such reserve or balance shall be withheld until the Contracting Officer has determined that the Contractor has rectified whatever deficiencies exist and has delivered all reports, disclosures, and other information required by this clause.

     (3) Final payment under this contract shall not be made before the Contractor delivers to the Contracting Officer all disclosures of subject inventions required by subparagraph (e)(2) of this clause, and acceptable final report pursuant to subparagraph (e)(3)(ii) of this clause, and the Patent Counsel has issued a patent clearance certification to the Contracting Officer.

     (4) The Contracting Officer may decrease or increase the sums withheld up to the maximum authorized above. No amount shall be withheld under this paragraph while the amount specified by this paragraph is being withheld under other provisions of the contract. The withholding of any amount or the subsequent payment thereof shall not be construed as a waiver of any Government rights.

(h)  Subcontracts.

     (1) The contractor shall include the clause at 48 CFR 952.227-11 (suitably modified to identify the parties) in all subcontracts, regardless of tier, for experimental, developmental, demonstration, or research work to be performed by a small business firm or domestic nonprofit organization, except where the work of the subcontract is subject to an Exceptional Circumstances Determination by DOE. In all other subcontracts, regardless of tier, for experimental, developmental, demonstration, or research work, the contractor shall include this clause (suitably modified to identify the parties). The contractor shall not, as part of the consideration for awarding the subcontract, obtain rights in the subcontractor's subject inventions.

     (2) In the event of a refusal by a prospective subcontractor to accept such a clause the Contractor---

          (i) Shall promptly submit a written notice to the Contracting Officer setting forth the subcontractor's reasons for such refusal and other pertinent information that may expedite disposition of the matter; and

          (ii) Shall not proceed with such subcontract without the written authorization of the Contracting Officer.

     (3) In the case of subcontracts at any tier, DOE, the subcontractor, and Contractor agree that the mutual obligations of the parties created by this clause constitute a contract between the subcontractor and DOE with respect to those matters covered by this clause.

     (4) The Contractor shall promptly notify the Contracting Officer in writing upon the award of any subcontract at any tier containing a patent rights clause by identifying the subcontractor, the applicable patent rights clause, the work to be performed under the subcontract, and the dates of award and estimated completion. Upon request of the Contracting Officer, the Contractor shall furnish a copy of such subcontract, and, no more frequently than annually, a listing of the subcontracts that have been awarded.

     (5) The contractor shall identify all subject inventions of the subcontractor of which it acquires knowledge in the performance of this contract and shall notify the Patent Counsel, with a copy to the contracting officer, promptly upon identification of the inventions.

(i) Preference United States industry. Unless provided otherwise, no Contractor that receives title to any subject invention and no assignee of any such Contractor shall grant to any person the exclusive right to use or sell any subject invention in the United States unless such person agrees that any products embodying the subject invention will be manufactured substantially in the United States. However, in individual cases, the requirement may be waived by the Government upon a showing by the Contractor or assignee that reasonable but unsuccessful efforts have been made to grant licenses on similar terms to potential licensees that would be likely to manufacture substantially in the United States or that under the circumstances domestic manufacture is not commercially feasible.

(j)  Atomic energy.

     (1) No claim for pecuniary award of compensation under the provisions of the Atomic Energy Act of 1954, as amended, shall be asserted with respect to any invention or discovery made or conceived in the course of or under this contract.

     (2) Except as otherwise authorized in writing by the Contracting Officer, the Contractor will obtain patent agreements to effectuate the provisions of subparagraph (e)(1) of this clause from all persons who perform any part of the work under this contract, except nontechnical personnel, such as clerical employees and manual laborers.

(k)  Background Patents.

     (1) Background Patent means a domestic patent covering an invention or discovery which is not a subject invention and which is owned or controlled by the Contractor at any time through the completion of this contract:

          (i) Which the contractor, but not the Government, has the right to license to others without obligation to pay royalties thereon, and

          (ii) Infringement of which cannot reasonably be avoided upon the practice of any specific process, method, machine, manufacture, or composition of matter (including relatively minor modifications thereof) which is a subject of the research, development, or demonstration work performed under this contract.

     (2) The Contractor agrees to and does hereby grant to the Government a royalty-free, nonexclusive license under any background patent for purposes of practicing a subject of this contract by or for the Government in research, development, and demonstration work only.

     (3) The Contractor also agrees that upon written application by DOE, it will grant to responsible parties, for purposes of practicing a subject of this contract, nonexclusive licenses under any background patent on terms that are reasonable under the circumstances. If, however, the Contractor believes that exclusive rights are necessary to achieve expeditious commercial development or utilization, then a request may be made to DOE for DOE approval of such licensing by the Contractor.

     (4) Notwithstanding subparagraph (k)(3) of this clause, the contractor shall not be obligated to license any background patent if the Contractor demonstrates to the satisfaction of the Secretary of Energy or designee that:

          (i) a competitive alternative to the subject matter covered by said background patent is commercially available or readily introducible from one or more other sources; or

          (ii) the Contractor or its licensees are supplying the subject matter covered by said background patent in sufficient quantity and at reasonable prices to satisfy market needs, or have taken effective steps or within a reasonable time are expected to take effective steps to so supply the subject matter.

(l) Publication. It is recognized that during the course of the work under this contract, the Contractor or its employees may from time to time desire to release or publish information regarding scientific or technical developments conceived or first actually reduced to practice in the course of or under this contract. In order that public disclosure of such information will not adversely affect the patent interests of DOE or the Contractor, patent approval for release of publication shall be secured from Patent Counsel prior to any such release or publication.

(m)  Forfeiture of rights in unreported subject inventions.

     (1) The Contractor shall forfeit and assign to the Government, at the request of the Secretary of Energy or designee, all rights in any subject invention which the Contractor fails to report to Patent Counsel within six months after the time the Contractor:

          (i) Files or causes to be filed a United States or foreign patent application thereon; or

          (ii) Submits the final report required by subparagraph (e)(2)(ii) of this clause, whichever is later.

     (2) However, the Contractor shall not forfeit rights in a subject invention if, within the time specified in subparagraph (m)(1) of this clause, the
Contractor:

          (i) Prepares a written decision based upon a review of the record that the invention was neither conceived nor first actually reduced to practice in the course of or under the contract and delivers the decision to Patent Counsel, with a copy to the Contracting Officer; or

          (ii) Contending that the invention is not a subject invention, the Contractor nevertheless discloses the invention and all facts pertinent to this contention to the Patent Counsel, with a copy to the Contracting Officer; or

          (iii) Establishes that the failure to disclose did not result from the Contractor's fault or negligence.

     (3) Pending written assignment of the patent application and patents on a subject invention determined by the Secretary of Energy or designee to be forfeited (such determination to be a final decision under the Disputes clause of this contract), the Contractor shall be deemed to hold the invention and the patent applications and patents pertaining thereto in trust for the Government. The forfeiture provision of this paragraph (m) shall be in addition to and shall not supersede other rights and remedies which the Government may have with respect to subject inventions.

(End of clause)

52.227-1.4 Rights in Data - General, with Alternates I and V, and paragraph
(d)(3)

     RIGHTS IN DATA - GENERAL (JUN 1987)

(a)  Definitions.
     -----------

     "Computer software," as used in this clause, means computer programs, computer data bases, and documentation thereof.

     "Data," as used in this clause, means recorded information, regardless of form or the media on which it may be recorded. The term includes technical data and computer software. The terms does not include information incidental to contract administration, such as financial, administrative, cost or pricing, or management information.

     "Form, fit, and function data," as used in this clause, means data relating to items, components, or processes that are sufficient to enable physical and functional interchangeability, as well as data identifying source, size, configuration, mating, and attachment characteristics, functional characteristics, and performance requirements; except that for computer software it means data identifying source, functional characteristics, and performance requirements but specifically excludes the source code, algorithm, process, formula, and flow charts of the software.

     "Limited rights data," as used in this clause, means data (other than computer software) developed at private expense that embody trade secrets or are commercial or financial and confidential or privileged.

     "Technical data," as used in this clause, means data (other than computer software) which are of a scientific or technical nature.

     "Restricted computer software," as used in this clause, means computer software developed at private expense and that is a trade secret; is commercial or financial and is confidential or privileged; or is published copyrighted computer software; including minor modifications of such computer software.

     "Unlimited rights," as used in this clause, means the right of the Government to use, disclose, reproduce, prepare derivative works, distribute copies to the public, and perform publicly and display publicly, in any manner and for any purpose, and to have or permit others to do so.

     "Limited rights," as used in this clause, means the rights of the Government in limited rights data as set forth in the Limited Rights Notice of subparagraph (g)(2) if included in this clause.

     "Restricted rights," as used in this clause, means the rights of the Government in restricted computer software, as set forth in a Restricted Rights Notice of subparagraph (g)(3) if included in this clause, or as otherwise may be provided in a collateral agreement incorporated in and made part of this contract, including minor modifications of such computer software.

(b)  Allocation of rights.
     --------------------

     (1) Except as provided in paragraph (c) below regarding copyright, the Government shall have unlimited rights in:

          (i)   Data first produced in the performance of this contract;

          (ii)  Form, fit, and function data delivered under this contract;

          (iii) Data delivered under this contract (except for restricted computer software) that constitute manuals or instructional and training material for installation, operation, or routine maintenance and repair items, components, or processes delivered or furnished for use under this contract; and

          (iv) All other data delivered under this contract unless provided otherwise for limited rights data or restricted computer software in accordance with paragraph (g) below.

     (2) The Contractor shall have the right to:

          (i) Use, release to others, reproduce, distribute, or publish any data first produced or specifically used by the Contractor in the performance of this contract, unless provided otherwise in paragraph (d) below;

          (ii) Protect from unauthorized disclosure and use those data which are limited rights data or restricted computer software to the extent provided in paragraph (g) below;

          (iii) Substantiate use of, add or correct limited rights, restricted rights, or copyright notices and to take other appropriate action, in accordance with paragraphs (e) and (f) below; and

          (iv) Establish claim to copyright subsisting in data first produced in the performance of this contract to the extent provided in subparagraph
(c)(1) below.

(c) Copyright.
    ---------

     (1) Data first produced in the performance of this contract. Unless provided otherwise in subparagraph (d) below, the Contractor may establish, without prior approval of the Contracting Officer, claim to copyright subsisting in scientific and technical articles based on or containing data first produced in the performance of this contract and published in academic, technical or professional journals, symposia proceedings or similar works. The prior, express written permission of the Contracting Officer is required to establish claim to copyright subsisting in all other data first produced in the performance of this contract. When claim to copyright is made, the Contractor shall affix the applicable copyright notices of 17 U.S.C. 401 or 402 and acknowledgment of Government sponsorship (including contract number) to the data when such data are delivered to the Government, as well as when the data are published or deposited for registration as a published work in the U.S. Copyright Office. For data other than computer software the Contractor grants to the Government, and others acting on its behalf, a paid-up, nonexclusive, irrevocable worldwide license in such copyrighted data to reproduce, prepare derivative works, distribute copies to the public, and perform publicly and display publicly, by or on behalf of the Government. For computer software, the Contractor grants to the Government and others acting in its behalf, a paid-up nonexclusive, irrevocable worldwide license in such copyrighted computer software to reproduce, prepare derivative works, and perform publicly and display publicly by or on behalf of the Government.

     (2) Data not first produced in the performance of this contract. The Contractor shall not, without prior written permission of the Contracting Officer, incorporate in data delivered under this contract any data not first produced in the performance of this contract and which contains the copyright notice of 17 U.S.C. 401 and 402, unless the Contractor identifies such data and grants to the Government, or acquires on its behalf, a license of the same scope as set forth in subparagraph (1) above; provided, however, that if such data are computer software the Government shall acquire a copyright license as set forth in subparagraph (g)(3) below if included in this contract or as otherwise may be provided in a collateral agreement incorporated in or made part of this contract.

     (3) Removal of copyright notices. The Government agrees not to remove any copyright notices place on data pursuant to this paragraph (c), and to include such notices on all reproductions of the data.

(d) Release, publication and use of data.

     (1) The Contractor shall have the right to use, release to others, reproduce, distribute, or publish any data first produced or specifically used by the Contractor in the performance of this contract, except to the extent such data may be subject to the Federal export control or national security laws or regulations, or unless otherwise provided below in this paragraph or expressly set forth in this contract.

     (2) The Contractor agrees that to the extent it receives or is given access to data necessary for the performance of this contract which contain restrictive markings, the Contractor shall treat the data in accordance with such markings unless otherwise specifically authorized in writing by the Contracting Officer.

     (3) The Contractor agrees not to establish claim to copyright in computer software first produced in the performance of this contract without prior written permission of the Contracting Officer. When such permission is granted, the Contracting Officer shall specify appropriate terms to assure dissemination of the software. The Contractor shall promptly deliver to the Contracting Officer or to the Patent Counsel designated by the Contracting Officer a duly executed and approved instrument fully confirmatory of all rights to which the Government is entitled, and other terms pertaining to the computer software to which claim to copyright is made.

(e)  Unauthorized marking of data.
     ----------------------------

     (1) Notwithstanding any other provisions of this contract concerning inspection or acceptance, if any data delivered under this contract are marked with the notices specified in subparagraphs (g)(2) or (g)(3) below and use of such is not authorized by this clause, or if such data bears any other restrictive or limiting markings not authorized by this contract, the Contracting Officer may at any time either return the data to the Contractor, or cancel or ignore the markings. However, the following procedures shall apply prior to canceling or ignoring the markings.

          (i) The Contracting Officer shall make written inquiry to the contractor affording the Contractor 30 days from receipt of the inquiry to provide written justification to substantiate the propriety of the markings;

          (ii) If the Contractor fails to respond or fails to provide written justification to substantiate the propriety of the markings within the 30-day period (or a longer time not exceeding 90 days approved in writing by the Contracting Officer for good cause shown), the Government shall have the right to cancel or ignore the markings at any time after said period and the data will not longer be made subject to any disclosure prohibitions.

          (iii) If the Contractor provides written justification to substantiate the propriety of the markings within the period set in subdivision (i) above, the Contracting Officer shall consider such written justification and determine whether or not the markings are to be canceled or ignore. If the Contracting Officer determines that the markings are authorized, the Contractor shall be so notified in writing. If the Contracting Officer determines, with concurrence of the Head of the Contracting Activity, that the markings are not authorized, the Contracting Officer shall furnish the Contractor a written determination, which determination shall become the final agency decision regarding the appropriateness of the markings unless the Contractor files suit in a court of competent jurisdiction within 90 days of receipt of the Contracting Officer's decision. The Government shall continue to abide by the markings under this subdivision (iii) until final resolution of the matter either by the Contracting Officers determination becoming final (in which instance the Government shall thereafter have the right to cancel or ignore the markings at any time and the data will no longer be made subject to any disclosure prohibitions), or by final disposition of the matter by court decision if suit is filed.

     (2) The time limits in the procedures set forth in subparagraph (1) above may be modified in accordance with agency regulations implementing the Freedom of Information Act (5 U.S.C. 552) if necessary to respond to a request thereunder.

     (3) This paragraph (e) does not apply if this contract is for a major system or for support of a major system by a civilian agency other than NASA and the U.S. Coast Guard subject to the provisions of Title III of the Federal Property and Administrative Services Act of 1949.

     (4) Except to the extent the Government's action occurs as the result of final disposition of the matter by a court of competent jurisdiction, the Contractor is not precluded by this paragraph (e) from bringing a claim under the Contract Disputes Act, including pursuant to the Disputes clause of this contract, as applicable, that may arise as the result of the Government removing or ignoring authorized markings on data delivered under this contract.

(f)  Omitted or incorrect markings.
     -----------------------------

     (1) Data delivered to the Government without either the limited rights or restricted rights notice as authorized by paragraph (g) below, or the copyright notice required by paragraph (c) above, shall be deemed to have been furnished with unlimited rights, and the Government assumes no liability for disclosure, use, or reproduction of such data. However, to the extent the data has not been disclosed without restriction outside the Government, the Contractor may request, within 6 months (or a longer time approved by the Contracting Officer for good cause shown) after delivery of such data, permission to have notices placed on qualifying data at the Contractor's expense, and the Contracting Officer may agree to do so if the Contractor:

          (i) Identifies the data to which the omitted notice is to be applied;

          (ii)  Demonstrates that the omission of the notice was inadvertent;

          (iii) Establishes that the use of the proposed notice is authorized;
and

          (iv) Acknowledges that the Government has no liability with respect to the disclosure, use, or reproduction of any such data made prior to the addition of the notice or resulting from the omission of the notice.

     (2) The Contracting Officer may also (i) permit correction at the Contractor's expense of incorrect notices if the Contractor identifies the data on which correction of the notice is to be made, and demonstrates that the correct notice is authorized, or (ii) correct any incorrect notices.

(g)  Protection of limited rights data and restricted computer software.
     ------------------------------------------------------------------

     (1) When data other than that listed in subparagraphs (b)(1)(i), (ii), and
(iii) above are specified to be delivered under this contract and qualify as either limited rights data or restricted computer software, if the Contractor desires to continue protection of such data, the Contractor shall withhold such data and not furnish them to the Government under this Contract. As a condition to this withholding, the Contractor shall identify the data being withheld and furnish form, fit, and function data in lieu thereof. Limited rights data that are formatted as a computer data base for delivery to the Government is to be treated as limited rights data and not restricted computer software.

     (2) [Reserved.]

     (3) [Reserved.]

(h)  Subcontracting.
     --------------

     The Contractor has the responsibility to obtain from its subcontractors all data and rights therein necessary to fulfill the Contractor's obligations to the Government under this contract. If a subcontractor refuses to accept terms affording the Government such rights, the Contractor shall promptly bring such refusal to the attention of the Contracting Officer and not proceed with subcontract award without further authorization.

(i)  Relationship to patents.
     -----------------------

     Nothing contained in this clause shall imply a license to the Government under any patent or be construed as affecting the scope of any license or other right otherwise granted to the Government.

(j) The Contractor agrees, except as may be otherwise specified in this contract for specific data items listed as not subject to this paragraph, that the Contracting Officer or an authorized representative may, up to three years after acceptance of all items to be delivered under this contract, inspect at the Contractor's facility any data withheld pursuant to paragraph (g)(1) above, for purposes of verifying the Contractor's assertion pertaining to the limited rights or restricted rights status of the data or for evaluating work performance. Where the Contractor whose data are to be inspected demonstrates to the Contracting Officer that there would be a possible conflict of interest if the inspection where made by a particular representative, the Contracting Officer shall designate an alternate inspector.

(End of clause)

                                 ALTERNATE II

     (g)(2) Notwithstanding subparagraph (g)(1) of this clause, the contract may identify and specify the delivery of limited rights data, or the Contracting Officer may require by written request the delivery of limited rights data that has been withheld or would otherwise be withholdable. If delivery of such data is so required, the Contractor may affix the following "Limited Rights Notice" to the data and the Government will thereafter treat the data, subject to the provisions of paragraphs (e) and (f) of this clause, in accordance with such Notice:

                       LIMITED RIGHTS NOTICE (JUN 1987)

     (a) These data are submitted with limited rights under Government contract No. ___________ (and subcontract No. __________, if appropriate). These data may be reproduced and used by the Government with the express limitation that they will not, without written permission of the Contractor, be used for purposes of manufacture nor disclosed outside the Government; except that the Government may disclose these data outside the Government for the following purposes, if any, provided that the Government makes such disclosure subject to prohibition against further use and disclosure:

     -[Agencies may list additional purposes as set forth in 27.404(d)(l) or if none, so state]

     (b) This Notice shall be marked on any reproduction of these data, in whole or in part.

                                (End of notice)

                                 ALTERNATE III

     (g)(3)(i) Notwithstanding subparagraph (g)(1) of this clause, the contract may identify and specify the delivery of restricted computer software, or the Contracting Officer may require by written request the delivery of restricted computer software that has been withheld or would otherwise be withholdable. If delivery of such computer software is so required, the Contractor may affix the following "Restricted Rights Notice" to the computer software and the Government will thereafter treat the computer software, subject to paragraphs (e) and (f) of this clause, in accordance with the Notice:

                      RESTRICTED RIGHTS NOTICE (JUN 1987)

     (a) This computer software is submitted with restricted rights under Government Contract No. ____________ (and subcontract_____________, if appropriate). It may not be used, reproduced, or disclosed by the Government except as provided in paragraph (b) of this Notice or as otherwise expressly stated in the contract.

     (b) This computer software may be:

          (1) Used or copied for use in or with the computer or computers for which it was acquired, including use at any Government installation to which such computer or computers may be transferred;

          (2) Used or copied for use in a backup computer if any computer for which it was acquired is inoperative;

          (3) Reproduced for safekeeping (archives) or backup purposes;

          (4) Modified, adapted, or combined with other computer software, provided that the modified, combined, or adapted portions of the derivative software incorporating restricted computer software are made subject to the same restricted rights;

          (5) Disclosed to and reproduced for use by support service Contractors in accordance with subparagraphs (b)(1) through (4) of this clause, provided the Government makes such disclosure or reproduction subject to these restricted rights; and

          (6) Used or copied for use in or transferred to a replacement computer.

     (c) Notwithstanding the foregoing, if this computer software is published copyrighted computer software, it is licensed to the Government, without disclosure prohibitions, with the minimum rights set forth in paragraph (b) of this clause.

     (d) Any others rights or limitations regarding the use, duplication, or disclosure of this computer software are to be expressly stated in, or incorporated in, the contract.

     (e) This Notice shall be marked on any reproduction of this computer software, in whole or in part.

                                (End of notice)

     (ii) Where it is impractical to include the Restricted Rights Notice on restricted computer software, the following short-form Notice may be used in lieu thereof:

                           RESTRICTED RIGHTS NOTICE
                             SHORT FORM (JUN 1987)

     Use, reproduction, or disclosure is subject to restrictions set forth in Contract No.___________ (and subcontract ______________, if appropriate) with ______________ (name of Contractor and subcontractor)."

                                (End of notice)

     (iii) If restricted computer software is delivered with the copyright notice of 17 U.S.C. 401, it will be presumed to be published copyrighted computer software licensed to the Government without disclosure prohibitions, with the minimum rights set forth in paragraph (b) of this clause, unless the Contractor includes the following statement with such copyright notice: "Unpublished-rights reserved under the Copyright Laws of the United States."

(End of clause)

48 CFR 52.227-16 Additional Data Requirements

     ADDITIONAL DATA REQUIREMENTS (JUN 1987)

(a) In addition to the data (as defined in the clause at 52.227-14, Rights in Data-General clause or other equivalent included in this contract) specified elsewhere in this contract to be delivered, the Contracting Officer may, at any time during contract performance or within a period of 3 years after acceptance of all items to be delivered under this contract, order any data first produced or specifically used in the performance of this contract.

(b) The Rights in Data-General clause or other equivalent included in this contract is applicable to all data ordered under this Additional Data Requirements clause. Nothing contained in this clause shall require the Contractor to deliver any data the withholding of which is authorized by the Rights in Data-General or other equivalent clause of this contract, or data which are specifically identified in this contract as not subject to this clause.

(c) When data are to be delivered under this clause, the Contractor will be compensated for converting the data into the prescribed form, for reproduction, and for delivery.

(d) The Contracting Officer may release the Contractor from the requirements of this clause for specifically identified data items at any time during the 3-year period set forth in paragraph (a) of this clause.

(End of clause)

48 CFR 52.227-23 Rights to Proposal Data

                                  APPENDIX C

                          DOE ACQUISITION REGULATIONS
                        (10 CFR PART 600 AS AMENDED BY
             SUBPARTS A AND B, INCLUDING APPENDIX A TO SUBPART B)


This Agreement incorporates 10 Code of Federal Register Part 600, as amended by Subparts A and B, including Appendix A to Subpart B, with the appropriate changes in the terms in the clauses to reflect the Buyer/Seller relationship.

                                      APPENDIX D

                     Schedule of Cost Sharing/Co-Funding Summary

     ARTHUR D. LITTLE, INC
     ADL REF.: 2-5377

--------------------------------------------------------------------------------------------------------------
PROFESSIONAL SERVICES                     TOTAL               YEAR 1             YEAR 2             YEAR 3
--------------------------------------------------------------------------------------------------------------
                                          $  4,164,967        $1,975,007          $1,856,042        $  333,917
--------------------------------------------------------------------------------------------------------------

Other Direct Costs:
     (Support Expense,
      Consultants, & Travel)
                                               243,079           118,515             117,305             7,259
--------------------------------------------------------------------------------------------------------------

Subcontractors:

     Texaco                                    390,000           234,000             156,000                 0
     Universal Oil Products                    400,000           400,000                   0                 0
     Modine                                    309,700           108,500             201,200                 0
                                                     0
--------------------------------------------------------------------------------------------------------------

Materials                                      603,500           438,500             165,000                 0
                                                     0
--------------------------------------------------------------------------------------------------------------

Material Overhead                              110,708            76,765              33,943                 0
--------------------------------------------------------------------------------------------------------------

G&A On ODC's                                    48,616            23,703              23,461             1,452
--------------------------------------------------------------------------------------------------------------

Subtotal                                    $6,270,570        $3,374,990          $2,552,952          $342,627
                                                     0
--------------------------------------------------------------------------------------------------------------

Total Program Cost                          $6,270,570        $3,374,990          $2,552,952          $342,627
                                                     0                 0                   0                 0
--------------------------------------------------------------------------------------------------------------

Total Program Value                         $6,270,570        $3,374,990          $2,552,952          $342,627
--------------------------------------------------------------------------------------------------------------

Cost-Share/Co-Funding ADL                    ($704,618)        ($337,443)          ($312,006)         ($55,169)
                                                     0                                                      $0
     Texaco                                   (195,000)        ($117,000)           ($78,000)               $0
     Universal Oil Products                   (100,000)        ($100,000)                 $0                $0
     Modine                                   (309,700)         (108,500)           (201,200)                0

     Cash Contribution (Illinois)             (325,000)         (130,000)           (130,000)          (65,000)
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
PROFESSIONAL SERVICES                     TOTAL               YEAR 1             YEAR 2             YEAR 3
--------------------------------------------------------------------------------------------------------------
Total Cost-Share/Co-Funding                ($1,634,317)        ($792,942)          ($721,206)        ($120,169)
                                                     0                                                       0
                                                     0
                                                     0                 0                   0                 0
--------------------------------------------------------------------------------------------------------------

Total Cost-Share/Co-Funding                ($1,634,317)        ($792,942)          ($721,206)        ($120,169)
--------------------------------------------------------------------------------------------------------------

Co-Funding/Cost Share %                          26.06%            23.49%              28.25%            35.07%
--------------------------------------------------------------------------------------------------------------

Total DOE Funding Required                  $4,636,254        $2,582,048          $1,831,746        $  222,458
--------------------------------------------------------------------------------------------------------------

_______                                                       $2,582,048          $4,413,794        $4,636,252
--------------------------------------------------------------------------------------------------------------

                                                                                    APPENDIX D.1
------------------------------------------------------------------------------------------------
DOE F 4620.1                          U.S. Department of Energy                OMB Control No.
(04-93)                                      Budget Page                             1910-1400
All Other Editions Are Obsolete    (See reverse for Instructions)        OMB Burden Disclosure
                                                                          Statement on Reverse
------------------------------------------------------------------------------------------------
ORGANIZATION                                                                  Budget Page
                                                                              No:  1
                                                                                  ---
     Arthur D. Little, Inc.
------------------------------------------------------------------------------------------------
PRINCIPAL INVESTIGATOR (PI)/PROJECT DIRECTOR (PD)                             Requested
                                                                              Duration:___
     Jeffrey Bentley                                                          (Months)
------------------------------------------------------------------------------------------------
A.  SENIOR PERSONNEL: PI/PO, Co-Pfs,
    Faculty and Other Senior Associates
    (List each separately with Nos. A.7.                  DOE Funded
    show number in bracket(s))                           Person -  mo.        DOE       Cost Share        TOTAL
-------------------------------------------------------------------------------------------------------------------------
                                                CAL          ACAD            SHARE     by Applicant       COSTS
-------------------------------------------------------------------------------------------------------------------------
1.
-------------------------------------------------------------------------------------------------------------------------
2.
-------------------------------------------------------------------------------------------------------------------------
3.
-------------------------------------------------------------------------------------------------------------------------
4.
-------------------------------------------------------------------------------------------------------------------------
5.
-------------------------------------------------------------------------------------------------------------------------
6.  (  ) OTHERS (LIST INDIVIDUALLY ON
    BUDGET EXPLANATION PAGE)
-------------------------------------------------------------------------------------------------------------------------
7.  (  ) TOTAL SENIOR PERSONNEL (1-6)
-------------------------------------------------------------------------------------------------------------------------
B.  OTHER PERSONNEL (SHOW NUMBERS IN
    BRACKETS)
-------------------------------------------------------------------------------------------------------------------------
1.  (  ) POST DOCTORAL ASSOCIATES
-------------------------------------------------------------------------------------------------------------------------
2.  (  ) OTHER PROFESSIONALS
    (TECHNICIAN, PROGRAMMER, ETC.)
-------------------------------------------------------------------------------------------------------------------------
3.  (  ) GRADUATE STUDENTS
-------------------------------------------------------------------------------------------------------------------------
4.  (  ) UNDERGRADUATE STUDENTS
-------------------------------------------------------------------------------------------------------------------------
5.  (  ) SECRETARIAL - CLERICAL
-------------------------------------------------------------------------------------------------------------------------
6.  (  ) OTHER
-------------------------------------------------------------------------------------------------------------------------
    TOTAL SALARIES AND WAGES (A + B)
-------------------------------------------------------------------------------------------------------------------------
C.  FRINGE BENEFITS (IF CHARGED AS DIRECT COSTS)
-------------------------------------------------------------------------------------------------------------------------
    TOTAL SALARIES, WAGES AND FRINGE BENEFITS (A + B + C) see attached       1,648,702    326,305      1,975,007
-------------------------------------------------------------------------------------------------------------------------

                                     D.1-1

-------------------------------------------------------------------------------------------------------------
D.   PERMANENT EQUIPMENT (LIST ITEM AND DOLLAR AMOUNT FOR EACH
     ITEM)


     TOTAL PERMANENT EQUIPMENT
-------------------------------------------------------------------------------------------------------------
E.   TRAVEL     1.  DOMESTIC (INCL. CANADA AND U.S. POSSESSIONS)
                2.  FOREIGN
-------------------------------------------------------------------------------------------------------------
            TOTAL TRAVEL                                                14,536           0             14,536
-------------------------------------------------------------------------------------------------------------
F.   TRAINEE/PARTICIPANT COSTS
     1.     STIPENDS (itemize levels, types
                -  totals on budget justification page)
     2.     TUITION & FEES
     3.     TRAINEE TRAVEL
     4.     OTHER (fully explain on justification page)
-------------------------------------------------------------------------------------------------------------
TOTAL PARTICIPANTS (   ) TOTAL COST
-------------------------------------------------------------------------------------------------------------
G.   OTHER DIRECT COSTS
-------------------------------------------------------------------------------------------------------------
     1.     MATERIALS AND SUPPLIES                                     438,500           0            438,500
-------------------------------------------------------------------------------------------------------------
     2.     PUBLICATION COSTS/DOCUMENTATION/DISSEMINATION
-------------------------------------------------------------------------------------------------------------
     3.     CONSULTANT SERVICES
-------------------------------------------------------------------------------------------------------------
     4.     COMPUTER (ADP) SERVICES
-------------------------------------------------------------------------------------------------------------
     5.     SUBCONTRACTS                                               417,000     325,500            742,500
-------------------------------------------------------------------------------------------------------------
     6.     OTHER Support Expense, Misc. ODC                           103,979           0            103,979
-------------------------------------------------------------------------------------------------------------
                    TOTAL OTHER DIRECT COSTS                           959,479     325,500          1,284,979
-------------------------------------------------------------------------------------------------------------
H.   TOTAL DIRECT COSTS (A THROUGH G)                                2,622,717     651,805          3,274,522
-------------------------------------------------------------------------------------------------------------
I.   INDIRECT COSTS (SPECIFY RATE AND BASE)


                    TOTAL INDIRECT COSTS                                89,330      11,138            100,468
-------------------------------------------------------------------------------------------------------------
J.   TOTAL DIRECT AND INDIRECT COSTS (H + I)                         2,712,047     662,943          3,374,990
-------------------------------------------------------------------------------------------------------------
K.   AMOUNT OF ANY REQUIRED COST-SHARING FROM NON-FEDERAL                          130,000
     SOURCES CASH
-------------------------------------------------------------------------------------------------------------
L.   TOTAL COST OF PROJECT                                           2,582,047     792,943          3,374,990
                                                                    -----------------------------------------
                                                                         DOE      Applicant      TOTAL
-------------------------------------------------------------------------------------------------------------

                                     D.1-2

                                                                    APPENDIX D.1

-------------------------------------------------------------------------------------------------------------
DOE F 4620.1                            U.S. Department of Energy                             OMB Control No.
(04-93)                                        Budget Page                                          1910-1400
All Other Editions Are Obsolete       (See reverse for Instructions)                    OMB Burden Disclosure
                                                                                         Statement on Reverse
-------------------------------------------------------------------------------------------------------------
ORGANIZATION                                                                                   Budget Page
                                                                                               No:  2
                                                                                                   ---
     Arthur D. Little, Inc.
-------------------------------------------------------------------------------------------------------------
PRINCIPAL INVESTIGATOR (PI)/PROJECT DIRECTOR (PD)                                              Requested
                                                                                               Duration: ___
     Jeffrey Bentley                                                                           (Months)
-------------------------------------------------------------------------------------------------------------
A.   SENIOR PERSONNEL: PI/PO, Co-Pfs,
     Faculty and Other Senior Associates
     (List each separately with Nos. A.7. show            DOE Funded
     number in bracket(s))                               Person - most     DOE       Cost Share    TOTAL
-------------------------------------------------------------------------------------------------------------
                                                  CAL       ACAD          SHARE     by Applicant   COSTS
-------------------------------------------------------------------------------------------------------------

1.
-------------------------------------------------------------------------------------------------------------
2.
-------------------------------------------------------------------------------------------------------------
3.
-------------------------------------------------------------------------------------------------------------
4.
-------------------------------------------------------------------------------------------------------------
5.
-------------------------------------------------------------------------------------------------------------
6.   (   ) OTHERS (LIST INDIVIDUALLY ON
     BUDGET EXPLANATION PAGE)
-------------------------------------------------------------------------------------------------------------
7.   (   ) TOTAL SENIOR PERSONNEL (1-6)
-------------------------------------------------------------------------------------------------------------
B.   OTHER PERSONNEL (SHOW NUMBERS IN
     BRACKETS)
-------------------------------------------------------------------------------------------------------------
1.   (   ) POST DOCTORAL ASSOCIATES
-------------------------------------------------------------------------------------------------------------
2.   (   ) OTHER PROFESSIONALS
     (TECHNICIAN, PROGRAMMER, ETC.)
-------------------------------------------------------------------------------------------------------------
3.   (   ) GRADUATE STUDENTS
-------------------------------------------------------------------------------------------------------------
4.   (   ) UNDERGRADUATE STUDENTS
-------------------------------------------------------------------------------------------------------------
5.   (   ) SECRETARIAL - CLERICAL
-------------------------------------------------------------------------------------------------------------
6.   (   ) OTHER
-------------------------------------------------------------------------------------------------------------
               TOTAL SALARIES AND WAGES (A + B)
-------------------------------------------------------------------------------------------------------------
C.   FRINGE BENEFITS (IF CHARGED AS DIRECT COSTS)
-------------------------------------------------------------------------------------------------------------
     TOTAL SALARIES, WAGES AND FRINGE BENEFITS (A + B + C) see attached   1,549,394      306,648    1,856,042
-------------------------------------------------------------------------------------------------------------

                                     D.1-3

-------------------------------------------------------------------------------------------------------------
D.  PERMANENT EQUIPMENT (LIST ITEM AND DOLLAR AMOUNT FOR EACH
    ITEM)

    TOTAL PERMANENT EQUIPMENT
-------------------------------------------------------------------------------------------------------------
E.  TRAVEL 1.  DOMESTIC (INCL. CANADA AND U.S. POSSESSIONS)
           2.  FOREIGN
-------------------------------------------------------------------------------------------------------------
    TOTAL TRAVEL                                                       14,092           0             14,092
-------------------------------------------------------------------------------------------------------------
F.  TRAINEE/PARTICIPANT COSTS
    1.     STIPENDS (itemize levels, types
               - totals on budget justification page)
    2.     TUITION & FEES
    3.     TRAINEE TRAVEL
    4.     OTHER (fully explain on justification page)
-------------------------------------------------------------------------------------------------------------
    TOTAL PARTICIPANTS (   ) TOTAL COST
-------------------------------------------------------------------------------------------------------------
G.  OTHER DIRECT COSTS
-------------------------------------------------------------------------------------------------------------
    1.     MATERIALS AND SUPPLIES                                     165,000           0            165,000
-------------------------------------------------------------------------------------------------------------
    2.     PUBLICATION COSTS/DOCUMENTATION/DISSEMINATION
-------------------------------------------------------------------------------------------------------------
    3.     CONSULTANT SERVICES
-------------------------------------------------------------------------------------------------------------
    4.     COMPUTER (ADP) SERVICES
-------------------------------------------------------------------------------------------------------------
    5.     SUBCONTRACTS                                                78,000     279,200            357,200
-------------------------------------------------------------------------------------------------------------
    6.     OTHER Support Exp., Misc. ODC                              103,213           0            103,213
-------------------------------------------------------------------------------------------------------------
    TOTAL OTHER DIRECT COSTS                                          346,213     279,200            625,413
-------------------------------------------------------------------------------------------------------------
H.  TOTAL DIRECT COSTS (A THROUGH G)                                1,909,699     585,848          2,495,547
-------------------------------------------------------------------------------------------------------------
I.  INDIRECT COSTS (SPECIFY RATE AND BASE)

                                                                       52,046       5,358             57,404

           TOTAL INDIRECT COSTS
-------------------------------------------------------------------------------------------------------------
J.  TOTAL DIRECT AND INDIRECT COSTS (H + I)                         1,961,745     591,206          2,552,951
-------------------------------------------------------------------------------------------------------------
K.  AMOUNT OF ANY REQUIRED COST-SHARING FROM NON-FEDERAL                          130,000
    SOURCES CASH
-------------------------------------------------------------------------------------------------------------
L.  TOTAL COST OF PROJECT                                           1,831,745     721,206          2,552,951
                                                                   ------------------------------------------
                                                                        DOE      Applicant           TOTAL
-------------------------------------------------------------------------------------------------------------

                                     D.1-4

                                                                    APPENDIX D.1

-------------------------------------------------------------------------------------------------------------
DOE F 4620.1                            U.S. Department of Energy                             OMB Control No.
(04-93)                                        Budget Page                                          1910-1400
All Other Editions Are Obsolete       (See reverse for Instructions)                    OMB Burden Disclosure
                                                                                         Statement on Reverse
-------------------------------------------------------------------------------------------------------------
ORGANIZATION                                                                                   Budget Page
                                                                                               No:  3
                                                                                                   ---
     Arthur D. Little, Inc.
-------------------------------------------------------------------------------------------------------------
PRINCIPAL INVESTIGATOR (PI)/PROJECT DIRECTOR (PD)                                              Requested
                                                                                               Duration:___
     Jeffrey Bentley                                                                           (Months)
-------------------------------------------------------------------------------------------------------------
A.   SENIOR PERSONNEL: PI/PO, Co-Pfs,
     Faculty and Other Senior Associates
     (List each separately with Nos. A.7. show            DOE Funded
     number in bracket(s))                               Person - most     DOE       Cost Share       TOTAL
-------------------------------------------------------------------------------------------------------------
                                                  CAL       ACAD          SHARE     by Applicant      COSTS
-------------------------------------------------------------------------------------------------------------
1.
-------------------------------------------------------------------------------------------------------------
2.
-------------------------------------------------------------------------------------------------------------
3.
-------------------------------------------------------------------------------------------------------------
4.
-------------------------------------------------------------------------------------------------------------
5.
-------------------------------------------------------------------------------------------------------------
6.   (   ) OTHERS (LIST INDIVIDUALLY ON
     BUDGET EXPLANATION PAGE)
-------------------------------------------------------------------------------------------------------------
7.   (   ) TOTAL SENIOR PERSONNEL (1-6)
-------------------------------------------------------------------------------------------------------------
B.   OTHER PERSONNEL (SHOW NUMBERS IN
     BRACKETS)
-------------------------------------------------------------------------------------------------------------
1.   (   ) POST DOCTORAL ASSOCIATES
-------------------------------------------------------------------------------------------------------------
2.   (   ) OTHER PROFESSIONALS
     (TECHNICIAN, PROGRAMMER, ETC.)
-------------------------------------------------------------------------------------------------------------
3.   (   ) GRADUATE STUDENTS
-------------------------------------------------------------------------------------------------------------
4.   (   ) UNDERGRADUATE STUDENTS
-------------------------------------------------------------------------------------------------------------
5.   (   ) SECRETARIAL - CLERICAL
-------------------------------------------------------------------------------------------------------------
6.   (   ) OTHER
-------------------------------------------------------------------------------------------------------------
                              TOTAL SALARIES AND WAGES (A + B)
-------------------------------------------------------------------------------------------------------------
C.   FRINGE BENEFITS (IF CHARGED AS DIRECT COSTS)
-------------------------------------------------------------------------------------------------------------
                              TOTAL SALARIES, WAGES AND FRINGE
                              BENEFITS (A + B + C) see attached           278,748         55,169      333,917
-------------------------------------------------------------------------------------------------------------

                                     D.1-5

-------------------------------------------------------------------------------------------------------------
D.  PERMANENT EQUIPMENT (LIST ITEM AND DOLLAR AMOUNT FOR EACH
    ITEM)

    TOTAL PERMANENT EQUIPMENT
-------------------------------------------------------------------------------------------------------------
E.  TRAVEL 1.  DOMESTIC (INCL. CANADA AND U.S. POSSESSIONS)
           2.  FOREIGN
-------------------------------------------------------------------------------------------------------------

                              TOTAL TRAVEL
-------------------------------------------------------------------------------------------------------------

F.  TRAINEE/PARTICIPANT COSTS
    1.     STIPENDS (itemize levels, types
               - totals on budget justification page)
    2.     TUITION & FEES
    3.     TRAINEE TRAVEL
    4.     OTHER (fully explain on justification page)
-------------------------------------------------------------------------------------------------------------

                              TOTAL PARTICIPANTS (   ) TOTAL COST
-------------------------------------------------------------------------------------------------------------
G.  OTHER DIRECT COSTS
-------------------------------------------------------------------------------------------------------------
    1      MATERIALS AND SUPPLIES
-------------------------------------------------------------------------------------------------------------
    2.     PUBLICATION COSTS/DOCUMENTATION/DISSEMINATION
-------------------------------------------------------------------------------------------------------------
    3.     CONSULTANT SERVICES
-------------------------------------------------------------------------------------------------------------
    4.     COMPUTER (ADP) SERVICES
-------------------------------------------------------------------------------------------------------------
    5.     SUBCONTRACTS
-------------------------------------------------------------------------------------------------------------
    6.     OTHER  Support Exp., misc. ODC                              7,259          --              7,259
-------------------------------------------------------------------------------------------------------------
                              TOTAL OTHER DIRECT COSTS                 7,259          --              7,259
-------------------------------------------------------------------------------------------------------------
H.  TOTAL DIRECT COSTS (A THROUGH G)                                 286,007      55,169            341,176
-------------------------------------------------------------------------------------------------------------
I.  INDIRECT COSTS (SPECIFY RATE AND BASE)


    TOTAL INDIRECT COSTS                                               1,452          --              1,452
-------------------------------------------------------------------------------------------------------------
J.  TOTAL DIRECT AND INDIRECT COSTS (H + I)                          287,459      55,169            342,628
-------------------------------------------------------------------------------------------------------------
K.  AMOUNT OF ANY REQUIRED COST-SHARING FROM NON-FEDERAL                          65,000
    SOURCES CASH
-------------------------------------------------------------------------------------------------------------
L.  TOTAL COST OF PROJECT                                            222,459     120,169            342,628
                                                                 --------------------------------------------
                                                                      DOE       Applicant            TOTAL
-------------------------------------------------------------------------------------------------------------

                                     D.1-6

                                  APPENDIX F
              U.S. Department of Energy  Error! Bookmark not defined.
                      FEDERAL ASSISTANCE REPORTING CHECKLIST

(09-92)
Replaces EIA-469A
All Other Editions are Obsolete

---------------------------------------------------------------------------------------------------------
1.  Identification Number:                   2.   Program/Project Title:

    DE-FC02-97EE50472                             Integrated Power System for Transportation
----------------------------------------------------------------------------------------------------------
3.  Recipient: Plug Power, LLC

    Pl William D. Ernst
----------------------------------------------------------------------------------------------------------
4.  Reporting Requirements:                            Frequency   No. of Copies   Addressees
----------------------------------------------------------------------------------------------------------
PROGRAM/PROJECT MANAGEMENT                                                         See Block 5 below
REPORTING
----------------------------------------------------------------------------------------------------------
[X] DOE F 4600.3, "Federal Assistance                      Y          Orig + 2     Orig B, C, & D
Milestone Plan"
----------------------------------------------------------------------------------------------------------
[X] DOE F 4600.3A, "Milestone Log"                         M          Orig + 2     Orig B, C, & D
---------------------------------------------------------------------------------------------------------
[X] DOE F 4600.4, "Federal                                 A          Orig + 2     Orig B, C, & D
Assistance Budget Information"
----------------------------------------------------------------------------------------------------------
[X] Program Management Plan,                               Y          Orig + 4     Orig B, 2cy to C & D
(See Attachment 1)
----------------------------------------------------------------------------------------------------------
[X] DOE F 4600.6, "Federal Assistance                      M          Orig + 2     Orig B, C, & D
Program/Project Status Report"
----------------------------------------------------------------------------------------------------------
[X] SF-269A, "Financial Status                             M          Orig + 2     Orig B, C, & E
Report" Long Form
----------------------------------------------------------------------------------------------------------
TECHNICAL INFORMATION REPORTING
----------------------------------------------------------------------------------------------------------
[X] Biweekly Technical Progress                   Every Other Week       FAX       FAX to C and D below
Report
----------------------------------------------------------------------------------------------------------
[X] Technical Progress Report**                            Q          Orig + 4     Orig + 1cy B, 2 C, 1 D
----------------------------------------------------------------------------------------------------------
[X] Topical Report**                                       A          Orig + 4     Orig + 1cy B, 2 C, 1 D
----------------------------------------------------------------------------------------------------------
[X] Final Technical Report**                               F          Orig + 4     Orig + 1cy B, 2 C, 1 D
----------------------------------------------------------------------------------------------------------
[X] Review Meeting/Meeting Agenda-10                       Q          Orig + 2     Orig B, C, & D
days prior to any meeting.

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
FREQUENCY CODES AND DUE DATES:

A  -  As Necessary; within 5 calendar days after events.

F  -  Final; 90 calendar days after the performance of the effort ends.

Q  -  Quarterly; within 30 days after end of calendar quarter or portion thereof.

O  -  One time after project starts; within 30 days after award.

X  -  Required with proposals or the application or with significant planning changes.

Y  -  Yearly; 30 days after the end of program year.  (Financial Status Reports 90 days).

S  -  Semiannually; within 30 days after end of program fiscal half year.
----------------------------------------------------------------------------------------------------------

5.  Special Instructions:

A.  **All scientific, technical documents, and technical reports ie. monthly, quarterly, annual progress reports, periodic scientific, topical, final report, and conference papers shall be submitted with 2 copies of DOE Form 1332.15. Recommendations for the Announcement and
                                                 ----------------------------------------
    Distribution of Department of Energy (DOE) Scientific and Technical Information (STI).
    -------------------------------------------------------------------------------------

B.  MAIL REPORTS TO:  Original -   Contracting Officer
                                   U.S. Department Of Energy
                                   Chicago Operations Office
                                   9800 South Cass Avenue
                                   Argonne, Illinois 60439

C.  JoAnn Milliken, EE-32          D.  Walt Podolski                         E.  Financial Service Group
    Department of Energy               Argonne National Laboratory               Department of Energy
    Germantown, MD 20874-1290          Building No. 205                          9800 S. Cass Avenue
    FAX (202) 586-9811                 Argonne, Illinois 60439                   Argonne, Illinois 60439
                                       FAX (630) 252-4176
----------------------------------------------------------------------------------------------------------

6.  Prepared by: (Signature and Date)             7.  Reviewed by: (Signature and Date)

/s/ James Miller                   3-12-97        James Miller                            3-12-97
----------------------------------------------------------------------------------------------------------

                         SUPPLEMENTAL AGREEMENT NO. 1
                                      TO
                       SUBCONTRACT AGREEMENT NO. PP80205


     This Supplemental Agreement No. l entered into on March 30, 1998, by and between Plug Power, L.L.C., a limited liability corporation duly organized under the laws of Delaware and having offices at 918 Albany-Shaker Road, Latham, New York, (hereinafter called "Buyer") and Authur D. Little, Inc., having an office in Acorn Park, Cambridge, Massachusetts (hereinafter called "Seller").

WHEREAS, in furtherance of the Subcontract, the parties hereto desire to amend the agreement to increase the Buyer's maximum obligation to the Seller as hereinafter described; and

NOW THEREFORE, parties do mutually agree as follows:

REVISIONS:

1) The end date of the Current Budget Period under Article II of the Schedule is changed from December 31, 1997 to May 29, 1998.

2) The Buyer's maximum obligation under Article VI of the Schedule is increased from $680,248 to $1,200,000.

3) Changes to Paragraph 4,b of the Special Terms and Condition (Appendix G) are:

a) The Current Program Budget is increased from $920,000 to $1,622,938.

b) The Buyer's estimated cost (cumulative obligation) is increased from $680,248 to $1,200,000.

c) The Seller's estimated cost (cost sharing) is increased from $239,752 to $422,938.

Except as provided herein, all other terms and conditions of this Subcontract remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Supplemental Agreement as of the day and year first above written.

ARTHUR D. LITTLE, INC.

BY:  /s/ Judith Blinn

     ________________________

TITLE:   Judith Blinn
         Contracting Officer

     ________________________

DATE: 4/2/98

     ________________________


PLUG POWER, L.L.C.

BY:  /s/ William P. Sumigray

     ________________________

TITLE:   Contract Manager

     ________________________

DATE:   March 30, 1998

     ________________________

                         SUPPLEMENTAL AGREEMENT NO. 2
                                      TO
                       SUBCONTRACT AGREEMENT NO. PP80205


     This Supplemental Agreement No. 2 entered into on June 22, 1998, by and between Plug Power, L.L.C., a limited liability corporation duly organized under the laws of Delaware and having offices at 968 Albany-Shaker Road, Latham, New York, (hereinafter called "Buyer") and Authur D. Little, Inc., having an office in Acorn Park, Cambridge, Massachusetts (hereinafter called "Seller").

WHEREAS, in furtherance of the Subcontract, the parties hereto desire to amend the agreement to increase the Buyer's maximum obligation to the Seller as hereinafter described; and

NOW THEREFORE, parties do mutually agree as follows:

REVISIONS:

1) The end date of the Current Budget Period under Article II of the Schedule is changed from May 29, 1998 to September 30, 1998.

2) The Buyer's maximum obligation under Article VI of the Schedule is increased from $1,200,000 to 2, 000,000.

3) Changes to Paragraph 4,b of the Special Terms and Condition (Appendix G) are:

a) The Current Program Budget is increased from S 1,622,938 to $2,704,896.

b) The Buyer's estimated cost (cumulative obligation) is increased from $1,200,000 to $2,000,000.

c) The Seller's estimated cost (cost sharing) is increased from $422,938 to $704,896.

4) The attached "Patent Rights - Waiver (JUL 1996) as modified by 10 C.F.R. 784, DOE Patent Waiver Regulations" is substituted for the clause entitled "Patent Rights -Acquisition by the Government (FEB 1995)" set forth in Appendix B to Subcontract No. PP80205, except as modified as follows:

     (1) Substitute "Agreement" for "Contract", as appropriate.

     (2) Substitute "Seller" for "Contractor", as appropriate.

     (3) Add paragraph (u) as follows:

     "(u) Joint Inventions.

     The Buyer shall have all rights to joint inventions conceived by the employees of the parties to this Agreement related to fuel cell applications, except for the Government's rights to such patents as described in this clause. The Seller agrees to assign to either the Buyer or the Government all rights, title and interest to joint inventions related to fuel cells applications, and to provide all documents and assistance required by either the Buyer or the Government to pursue patent applications.

     The Seller shall have all rights to joint inventions conceived by the employees of the parties to this Agreement related to fuel processor applications, except for the Government's rights and interest to such patents as described in this clause. The Buyer agrees to assign to either the Seller or the Government all rights, title and interest to joint inventions related to fuel processor applications, and to provide all documents and assistance required by the either the Seller or the Government to pursue patent applications.

     All other joint inventions shall be mutually owned by the parties hereto, except for the Government's rights to such patents as described in this clause."

Except as provided herein, all other terms and conditions of this Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Supplemental Agreement as of the day and year first above written.

ARTHUR D. LITTLE, INC.          PLUG POWER, L.L.C
----------------------          -----------------


BY:      /s/ Judith Blinn       BY:        /s/ Gary Mittleman
       -----------------------          ---------------------------


TITLE: Judith Blinn             TITLE:  President & Chief Executive
       Contracting Officer              Officer
       -----------------------          ---------------------------

DATE:   7/30/98                 DATE:     June 23, `98
       -----------------------          ---------------------------

Replaces


     Clause No. 04., 48 C.F.R. 952.227-13 Patent Rights

52.227-12 - Patent Rights - Waiver (JUL 1996), as modified by 10 C.F.R. 784, DOE Patent Waiver Regulations

PATENT RIGHTS - WAIVER (JUL 1996)

(a) Definitions.  As used in this clause:

Background patent means a domestic patent covering an invention or discovery which is not a Subject Invention and which is owned or controlled by the Contractor at any time through the completion of this contract: (i) Which the Contractor, but not the Government, has the right to license to others without obligation to pay royalties thereon, and (ii) Infringement of which cannot reasonably be avoided upon the practice of any specific process, method, machine, manufacture or composition of matter (including relatively minor modifications thereof) which is a subject of the research, development, or demonstration work performed under this contract.

Contract means any contract, grant, agreement, understanding, or other arrangement, which includes research, development, or demonstration work, and includes any assignment or substitution of parties.

DOE patent waiver regulations means the Department of Energy patent waiver regulations at 10 CFR Part 784.

Invention as used in this clause, means any invention or discovery which is or may be patentable or otherwise protectable under Title 35 of the United States Code or any novel variety of plant that is or may be protectable under the Plant Variety Protection Act (7 U.S.C. 2321 et seq.).

Made when used in relation to any invention means the conception or first actual reduction to practice of such invention.

Nonprofit organization means a university or other institution of higher education or an organization of the type described in section 501(c)(3) of the Internal Revenue Code of 1954 (26 U.S.C. 501(c)) and exempt from taxation under section 501(a) of the Internal Revenue Code (26 U.S.C. 501(a)) or any nonprofit scientific or educational organization qualified under a state nonprofit organization statute.

Patent Counsel means the Department of Energy Patent Counsel assisting the procuring activity.

Practical application means to manufacture, in the case of a composition or product; to practice, in the case of a process or method; or to operate, in the case of a machine or system; and, in each case, under such conditions as to establish that the invention is being utilized and that its benefits are, to the extent permitted by law or Government regulations, available to the public on reasonable terms.

Secretary means the Secretary of Energy.

Small business firm means a small business concern as defined at Section 2 of the Pub. L. 85-536 (15 U.S.C. 632) and implementing regulations of the Administrator of the Small Business Administration. For the purpose of this clause, the size standards for small business concerns involved in Government procurement and subcontracting at 13 CFR 121.3-8 and 13 CFR 121.3-12, respectively, will be used.

Subject invention means any invention of the Contractor conceived or first actually reduced to practice in the course of or under this contract, provided that in the case of a variety of plant, the date of determination (as defined in section 41(d) of the Plant Variety Protection Act (7 U.S.C. 2401(d)) must also occur during the period of contract performance.

(b) Allocation of principal rights. Whereas DOE has granted a waiver of rights to subject inventions to the Contractor, the Contractor may elect to retain the entire right, title, and interest throughout the world to each subject invention subject to the provisions of this clause and 35 U.S.C. (S)202 and 203. With respect to any subject invention in which the Contractor elects to retain title, the Federal Government shall have a nonexclusive, nontransferable, irrevocable, paid-up license to practice or have practiced for or on behalf of the United States the subject invention throughout the world.

(c) Invention disclosure, election of title, and filing of patent applications by Contractor.

(1) The Contractor shall disclose each subject invention to the Patent Counsel within six months after conception or first actual reduction to practice, whichever occurs first in the course of or under this contract, but in any event, prior to any sale, public use, or public disclosure of such invention known to the Contractor. The disclosure to the Patent Counsel shall be in the form of a written report and shall identify the inventors and the contract under which the invention was made. It shall be sufficiently complete in technical detail to convey a clear understanding, to the extent known at the time of the disclosure, of the nature, purpose, operation, and physical, chemical, biological, or electrical characteristics of the invention. The disclosure shall also identify any publication, on sale, or public use of the invention and whether a manuscript describing the invention has been submitted for publication and, if so, whether it has been accepted for publication at the time of disclosure. In addition, after disclosure to the Patent Counsel, the Contractor shall promptly notify the Patent Counsel of the acceptance of any manuscript describing the invention for publication or of any on sale or public use planned by the Contractor.

(2) The Contractor shall elect in writing whether or not to retain title to any such invention by notifying the Patent Counsel at the time of disclosure or within 8 months of disclosure, as to those countries (including the United States) in which the Contractor will retain title; provided, than in any case where publication, on sale, or public use has initiated the 1-year statutory period wherein valid patent protection can still be obtained in the United States, the period of election of title may be shortened by the Agency to a date that is no more than 60 days prior to the end of the statutory period. The Contractor shall notify the Patent Counsel as to those countries (including the United States) in which the Contractor will retain title not later than 60 days prior to the end of the statutory period.

(3) The Contractor shall file its United States patent application on an elected invention within 1 year after election, but not later than at least 60 days prior to the end of any statutory period wherein valid patent protection can be obtained in the United States after a publication, on sale, or public use. The Contractor shall file patent applications in additional countries (including the European Patent Office and under the Patent Cooperation Treaty) within either 10 months of the corresponding initial patent application or 6 months from the date permission is granted by the Commissioner of Patents and Trademarks to file foreign patent applications where foreign filing has been prohibited by a Secrecy Order.

(4) Requests for extension of the time for disclosure to the Patent Counsel, election, and filing may, at the discretion of DOE, be granted, and will normally be granted unless the Patent Counsel has reason to believe that a particular extension would prejudice the Government's interest.

(d) Conditions when the Government may obtain title notwithstanding an existing waiver. The Contractor shall convey to DOE, upon written request, title to any subject invention--

(1)  If the Contractor elects not to retain title to a subject invention;

(2) If the Contractor fails to disclose or elect the subject invention within the times specified in paragraph (c) of this clause (provided that DOE may only request title within 60 days after learning of the Contractor's failure to report or elect within the specified times);

(3) In those countries in which the Contractor fails to file patent applications within the times specified in paragraph (c) of this clause; provided, however, that if the Contractor has filed a patent application in a country after the times specified in paragraph (c) of this clause, but prior to its receipt of the written request of DOE, the Contractor shall continue to retain title in that country;

(4) In any country in which the Contractor decides not to continue the prosecution of any application for, to pay the maintenance fees on, or defend in reexamination or opposition proceeding on, a patent on a subject invention; or

(5) If the waiver authorizing the use of this clause is terminated as provided in paragraph (p) of this clause.

(e) Minimum rights to Contractor when the Government retains title.

(1) The Contractor shall retain a nonexclusive, royalty-free license throughout the world in each subject invention to which the Government obtains title under paragraph (d) of this clause except if the Contractor fails to disclose the subject invention within the times specified in paragraph (c) of this clause. The Contractor's license extends to its domestic subsidiaries and affiliates, if any, within the corporate structure of which the Contractor is a part and includes the right to grant sublicenses of the same scope to the extent the Contractor was legally obligated to do so at the time the contract was awarded. The license is transferable only with the approval of DOE except when transferred to the successor of that part of the Contractor's business to which the invention pertains.

(2) The Contractor's domestic license may be revoked or modified by DOE to the extent necessary to achieve expeditious practical application of the subject invention pursuant to an application for an exclusive license submitted in accordance with applicable provisions in 37 CFR part 404 and DOE licensing regulations. This license shall not be revoked in that field of use or the geographical areas in which the Contractor has achieved practical application and continues to make the benefits of the invention reasonably accessible to the public. The license in any foreign country may be revoked or modified at the discretion of DOE to the extent the Contractor, its licensees, or its domestic subsidiaries or affiliates have failed to achieve practical application in that foreign country.

(3) Before revocation or modification of the license, DOE shall furnish the Contractor a written notice of its intention to revoke or modify the license, and the Contractor shall be allowed 30 days (or such other time as may be authorized by DOE for good cause shown by the Contractor) after the notice to show cause why the license should not be revoked or modified. The Contractor has the right to appeal, in accordance with applicable agency licensing regulations and 37 CFR part 404 concerning the licensing of Government-owned inventions, any decision concerning the revocation or modification of its license.

(f) Contractor action to protect the Government's interest.

(1) The Contractor agrees to execute or to have executed and promptly deliver to DOE all instruments necessary to:

(i) establish or confirm the rights the Government has throughout the world in those subject inventions to which the Contractor elects to retain title, and

(ii) convey title to DOE when requested under paragraphs (d) and (n)(2) of this clause, and to enable the Government to obtain patent protection throughout the world in that subject invention.

(2) The Contractor agrees to require, by written agreement, its employees, other than clerical and nontechnical employees, to disclose promptly in writing to personnel identified as responsible for the administration of patent matters and in a format suggested by the Contractor each subject invention made under contract in order that the Contractor can comply with the disclosure provisions of paragraph (c) of this clause, and to execute all papers necessary to file patent applications on subject inventions and to establish the Government's rights in the subject inventions. This disclosure format should require, as a minimum, the information required by paragraph (c)(1) of this clause. The Contractor shall instruct such employees through employee agreements or other suitable educational programs on the importance of reporting inventions in sufficient time to permit the filing of patent applications prior to U.S. or foreign statutory bars.

(3) The Contractor shall notify DOE of any decision not to continue the prosecution of a patent application, pay maintenance fees, or defend in a reexamination or opposition proceeding on a patent, in any country, not less than 30 days before the expiration of the response period required by the relevant patent office.

(4) The Contractor agrees to include, within the specification of any United States patent application and any patent issuing thereon covering a subject invention, the following statement: "This invention was made with Government support under (identify the contract) awarded by DOE. The Government has certain rights in this invention."

(5) The Contractor shall establish and maintain active and effective procedures to assure that subject inventions are promptly identified and disclosed to Contractor personnel responsible for patent matters within 6 months of conception and/or first actual reduction to practice, whichever occurs first in the course of or under this contract. These procedures shall include the maintenance of laboratory notebooks or equivalent records and other records as are reasonably necessary to document the conception and/or the first actual reduction to practice of subject inventions, and records that show that the procedures for identifying and disclosing the inventions are followed. Upon request, the Contractor shall furnish the Patent Counsel a description of such procedures for evaluation and for determination as to their effectiveness.

(6) The Contractor agrees, when licensing a subject invention, to arrange to avoid royalty charges on acquisitions involving Government funds, including funds derived through Military Assistance Program of the Government or otherwise derived through the Government; to refund any amounts received as royalty charges on the subject invention in acquisitions for, or on behalf of, the Government; and to provide for such refund in any instrument transferring rights in the invention to any party.

(7) The Contractor shall furnish the Patent Counsel the following:

(i) Interim reports every 12 months (or such longer period as may be specified by the Patent Counsel) from the date of the contract, listing subject inventions during that period and certifying that all subject inventions have been disclosed or that there are no such inventions.

(ii) A final report, within 3 months after completion of the contracted work, listing all subject inventions or certifying that there were no such inventions, and listing all subcontracts at any tier containing a patent rights clause or certifying that there were no such subcontracts.

(8) The Contractor shall promptly notify the Patent Counsel in writing upon the award of any subcontract at any tier containing a patent rights clause by identifying the subcontractor, the applicable patent rights clause, the work to be performed under the subcontract, and the dates of award and estimated completion. Upon request of the Patent Counsel, the Contractor shall furnish a copy of such subcontract, and no more frequently than annually, a listing of the subcontracts that have been awarded.

(9) The Contractor shall provide, upon request, the filing date, serial number and title, a copy of the patent application (including an English-language version if filed in a language other than English), and patent number and issue date for any subject invention for which the Contractor has retained title.

(10) Upon request, the Contractor shall furnish the Government an irrevocable power to inspect and make copies of the patent application file.

(g) Subcontracts.

(1) Unless otherwise directed by the Contracting Officer, the Contractor shall include the clause at 48 CFR 952.227-11, suitably modified to identify the parties, in all subcontracts, regardless of tier, for experimental, developmental, or research work to be performed by a small business firm or nonprofit organization, except where the work of the subcontract is subject to an Exceptional Circumstances Determination by DOE. In all other subcontracts, regardless of tier, for experimental, developmental, demonstration, or research work, the Contractor shall include the patent rights clause at 48 CFR 952.227-13 (suitably modified to identify the parties).

(2) The Contractor shall not, as part of the consideration for awarding the subcontract, obtain rights in the subcontractor's subject inventions.

(3) In the case of subcontractors at any tier, the Department, the subcontractor, and Contractor agree that the mutual obligations of the parties created by this clause constitute a contract between the subcontractor and the Department with respect to those matters covered by this clause.

(4) The Contractor shall promptly notify the Contracting Officer in writing upon the award of any subcontract at any tier containing a patent rights clause by identifying the subcontractor, the applicable patent rights clause, the work to be performed under the subcontract, and the dates of award and estimated completion. Upon request of the Contracting Officer, the Contracting Officer shall furnish a copy of such subcontract, and, no more frequently than annually, a listing of the subcontracts that have been awarded.

(h) Reporting on utilization of subject inventions. The Contractor agrees to submit on request periodic reports no more frequently than annually on the utilization of a subject invention or on efforts at obtaining such utilization that are being made by the Contractor and any of its licensees or assignees. Such reports shall include information regarding the status of development, date of first commercial sale or use, gross royalties received by the Contractor, and such other data and information as DOE may reasonably specify. The Contractor also agrees to provide additional reports as may be requested by DOE in connection with any march-in proceedings undertaken by DOE in accordance with paragraph (j) of this clause. To the extent data or information supplied under this paragraph is considered by the Contractor, its licensee or assignee to be privileged and confidential and is so marked, DOE agrees that, to the extent permitted by law, it shall not disclose such information to persons outside the Government.

(i) Preference for United States industry. Notwithstanding any other provision of this clause, the Contractor agrees that neither it nor any assignee will grant to any person the exclusive right to use or sell any subject invention in the United States unless such person agrees that any products embodying the subject invention will be manufactured substantially in the United States. However, in individual cases, the requirement for such an agreement may be waived by DOE upon a showing by the Contractor or its assignee that reasonable but unsuccessful efforts have been made to grant licenses on similar terms to potential licensees that would be likely to manufacture substantially in the United States or that under the circumstances domestic manufacture is not commercially feasible.

(j) March-in rights.

The Contractor agrees that with respect to any subject invention in which it has acquired title, DOE has the right in accordance with the procedures in 48 CFR 27.304-1(g) to require the Contractor, an assignee, or exclusive licensee of a subject invention to grant a nonexclusive, partially exclusive, or exclusive license in any field of use to a responsible applicant or applicants, upon terms that are reasonable under the circumstances, and if the Contractor, assignee, or exclusive licensee refuses such a request, DOE has the right to grant such a license itself if DOE determines that

(1) Such action is necessary because the Contractor or assignee has not taken, or is not expected to take within a reasonable time, effective steps to achieve practical application of the subject invention in such field of use;

(2) Such action is necessary to alleviate health or safety needs which are not reasonably satisfied by the Contractor, assignee, or their licensees;

(3) Such action is necessary to meet requirements for public use specified by Federal regulations and such requirements are not reasonably satisfied by the Contractor, assignee, or licensees; or

(4) Such action is necessary because the agreement required by paragraph (1) of this clause has not been obtained or waived or because a licensee of the exclusive right to use or sell any subject invention in the United States is in breach of such agreement.

(k) Background Patents.

(l) The Contractor agrees:

(i) to grant to the Government a royalty-free, nonexclusive license under any Background Patent for purposes of practicing a subject of this contract by or for the Government in research, development, and demonstration work only.

(ii) that, upon written application by DOE, it will grant to responsible parties for purposes of practicing a subject of this contract, nonexclusive licenses under any Background Patent on terms that are reasonable under the circumstances. If, however, the Contractor believes that exclusive or partially exclusive rights are necessary to achieve expeditious commercial development or utilization, then a request may be made to DOE for DOE approval of such licensing by the Contractor.

(2) Notwithstanding paragraph (k)(1)(ii), the Contractor shall not be obligated to license any Background Patent if the Contractor demonstrates to the satisfaction of the Secretary or his designee that:

(i) a competitive alternative to the subject matter covered by said Background Patent is commercially available from one or more other sources; or

(ii) the Contractor or its licensees are supplying the subject matter covered by said Background Patent in sufficient quantity and at reasonable prices to satisfy market needs, or have taken effective steps or within a reasonable time are expected to take effective steps to so supply the subject matter.

(l) Communications. All reports and notifications required by this clause shall be submitted to the Patent Counsel unless otherwise instructed.

(m) Other inventions. Nothing contained in this clause shall be deemed to grant to the Government any rights with respect to any invention other than a subject invention, except with respect to Background Patents, above.

(n) Examination of records relating to inventions.

(1) The Contracting Officer or any authorized representative shall, until 3 years after final payment under this contract, have the right to examine any books (including laboratory notebooks), records, and documents of the Contractor relating to the conception or first actual reduction to practice of inventions in the same field of technology as the work under this contract to determine whether-

(i) Any such inventions are subject inventions;

(ii) The Contractor has established and maintains the procedures required by paragraphs (f)(2) and (f)(5) of this clause; and

(iii) The Contractor and its inventor have complied with the procedures.

(2) If the Contracting Officer determines that an inventor has not disclosed a subject invention to the Contractor in accordance with the procedures required by paragraph (f)(5) of this clause, the Contracting Officer may, within 60 days after the determination, request title in accordance with paragraphs (d)(2) and
(d)(3) of this clause. However, if the Contractor establishes that the failure to disclose did not result from the Contractor's fault or negligence, the Contracting Officer shall not request title.

(3) If the Contracting Officer learns of an unreported Contractor invention which the Contracting Officer believes may be a subject invention, the Contractor may be required to disclose the invention to DOE for a determination of ownership rights.

(4) Any examination of records under this paragraph shall be conducted in such a manner as to protect the confidentiality of the information involved.

(o) Withholding of payment. NOTE: This paragraph does not apply to subcontracts or grants.

(1) Any time before final payment under this contract, the Contracting Officer may, in the Government's interest, withhold payment until a reserve not exceeding $50,000 or 5 percent of the amount of the contract, whichever is less, shall have been set aside if, in the Contracting Officer's opinion, the Contractor fails to B (i) Establish, maintain, and follow effective procedures for identifying and disclosing subject inventions pursuant to paragraph (f)(5) of this clause; (ii) Disclose any subject invention pursuant to paragraph (c)(1) of this clause; (iii) Deliver acceptable interim reports pursuant to paragraph
(f)(7)(I) of this clause; or (iv) Provide the information regarding subcontracts pursuant to paragraph (f)(6) of this clause, (v) Convey to the Government, using a DOE-approved form, the title and/or rights of the Government in each subject invention as required by this clause.

(2) Such reserve or balance shall be withheld until the Contracting Officer has determined that the Contractor has rectified whatever deficiencies exist and has delivered all reports, disclosures, and other information required by this clause.

(3) Final payment under this contract shall not be made before the Contractor delivers to the Patent Counsel all disclosures of subject inventions required by paragraph (c)(1) of this clause, an acceptable final report pursuant to paragraph (f)(7)(ii), and all past due confirmatory instruments, and the Patent Counsel has issued a patent clearance certification to the Contracting Officer.

(4) The Contracting Officer may decrease or increase the sums withheld up to the maximum authorized above. If the maximum amount authorized above is already being withheld under other provisions of the contract, no additional amount shall be withheld under this paragraph. The withholding of any amount or the subsequent payment thereof shall not be construed as a waiver of any Government right.

(p) Waiver Terminations. Any waiver granted to the Contractor authorizing the use of this clause (including any retention of rights pursuant thereto by the Contractor under paragraph (b) of this clause) may be terminated at the discretion of the Secretary or his designee in whole or in part, if the request for waiver by the Contractor is found to contain false material statements or nondisclosure of material facts, and such were specifically relied upon by DOE in reaching the waiver determination. Prior to any such termination, the Contractor will be given written notice stating the extent of such proposed termination and the reasons therefor, and a period of 30 days, or such longer period as the Secretary or his designee shall determine for good cause shown in writing, to show cause why the waiver of rights should not be so terminated. Any waiver termination shall be subject to the Contractor's minimum license as provided in paragraph (e) of this clause.

(q) Atomic Energy. No claim for pecuniary award or compensation under the provisions of the Atomic Energy Act of 1954, as amended, shall be asserted by the Contractor or its employees with respect to any invention or discovery made or conceived in the course of or under this contract.

(r) Publication. It is recognized that during the course of work under this contract, the contractor or its employees may from time to time desire to release or publish information regarding scientific or technical developments conceived or first actually reduced to practice in the course of or under this contract. In order that public disclosure of such information will not adversely affect the patent interests of DOE or the contractor, approval for release of publication shall be secured from Patent Counsel prior to any such release or publication. In appropriate circumstances, and after consultation with the contractor, Patent Counsel may waive the right of prepublication review.

(s) Forfeiture of rights in unreported subject inventions.

(1) The contractor shall forfeit and assign to the Government, at the request of the Secretary of Energy or designee, all rights in any subject invention which the contractor fails to report to Patent Counsel within six months after the time the contractor: (i) Files or causes to be filed a United States or foreign patent application thereon; or (ii) Submits the final report required by paragraph (e)(2)(ii) of this clause, whichever is later.

(2) However, the Contractor shall not forfeit rights in a subject invention if, within the time specified in paragraph (m)(1) of this clause, the contractor:
(i) Prepares a written decision based upon a review of the record that the invention was neither conceived nor first actually reduced to practice in the course of or under the contract and delivers the decision to Patent Counsel, with a copy to the Contracting Officer; or (ii) Contending that the subject invention is not a subject invention, the contractor nevertheless discloses the subject invention and all facts pertinent to this contention to the Patent Counsel, with a copy to the Contracting Officer, or (iii) Establishes that the failure to disclose did not result from the contractor's fault or negligence.

(3) Pending written assignment of the patent application and patents on a subject invention determined by the Contracting Officer to be forfeited (such determination to be a Final Decision under the Disputes clause of this contract), the contractor shall be deemed to hold the invention and the patent applications and patents pertaining thereto in trust for the Government. The forfeiture provision of this paragraph shall be in addition to and shall not supersede any other rights and remedies which the Government may have with respect to subject inventions.

(t) U.S. COMPETITIVENESS The Contractor agrees that any products embodying any waived invention or produced through the use of any waived invention will be manufactured substantially in the United States unless the Contractor can show to the satisfaction of the DOE that it is not commercially feasible to do so. The Contractor further agrees to make the above condition binding on any assignees or licensees or any entity otherwise acquiring rights to any waived invention, including subsequent assignees or licensees. Should the Contractor or other such entity receiving rights in any waived invention undergo a change in ownership amounting to a controlling interest, then the waiver, assignment, license or other transfer of rights in the waived invention is suspended until approved in writing by DOE. In the event DOE agrees to foreign manufacture, there will be a requirement that the Government's support of the technology be recognized in some appropriate manner, e.g., recoupment of the government's investment, etc.
(End of clause)

                        SUPPLEMENTAL AGREEMENT NO. 3
                                     TO
                       SUBCONTRACT AGREEMENT NO. PP80205


This Supplemental Agreement No. 3 entered into on December 21, 1998, by and between Plug Power, L.L.C., a limited liability corporation duly organized under the laws of Delaware and having offices at 968 Albany-Shaker Road, Latham, New York, (hereinafter called "Buyer") and Authur D. Little, Inc., having an office in Acorn Park, Cambridge, Massachusetts (hereinafter called "Seller").

WHEREAS, in furtherance of the Subcontract, the parties hereto desire to amend the agreement to increase the Buyer's maximum obligation to the Seller as hereinafter described; and

NOW THEREFORE, parties do mutually agree as follows:


REVISIONS:

1) The end date of the Current Budget Period under Article II of the Schedule is changed from September 30, 1998 to June 30, 1999.

2) The Buyer's maximum obligation under Article VI of the Schedule is increased from $2, 000,000 to $4,300,000.

3) Changes to Paragraph 4,b of the Special Terms and Condition (Appendix G) are:

a)   The Current Program Budget is increased from $2,704,896 to $5,815,526:

b) The Buyer's estimated cost (cumulative obligation) is increased from $2,000,000 to $4,300,000.

c) The Seller's estimated cost (cost sharing) is increased from $704,896 to $1,515,526.

Except as provided herein, all other terms and conditions of this Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Supplemental Agreement as of the day and year first above written.

ARTHUR D. LITTLE, INC.              PLUG POWER, L.L.C.


BY:      /s/ Judith Blinn           BY:       Gary Mittleman    AG
       ---------------------------         ---------------------------


TITLE: Contracting Officer          TITLE: President & Chief Executive
                                           Officer
       ---------------------------         ---------------------------


DATE:         1/19/99               DATE:
       ---------------------------         ---------------------------

                        SUPPLEMENTAL AGREEMENT NO. 4
                                     TO
                       SUBCONTRACT AGREEMENT NO. PP80205

This Supplemental Agreement No. 4 entered into on September 27, 1999, by and between Plug Power, L.L.C., a limited liability corporation duly organized under the laws of Delaware and having offices at 968 Albany-Shaker Road, Latham, New York, (hereinafter called "Buyer") and Authur D. Little, Inc., having an office in Acorn Park, Cambridge, Massachusetts (hereinafter called "Seller").

WHEREAS, Buyer and Seller are parties to Subcontract Agreement No. PP80205 ("Agreement") for the purpose of performing a program entitled, "Integrated Power System for Transportation", and

WHEREAS, the Seller desires to perform additional work entitled "Epyx Advanced Atmospheric Fuel Processor Development", and

WHEREAS, Buyer, in accordance with Seller's proposal, made a proposal to DOE under it prime contract no. DE-FC02-97EE50472, and

WHEREAS, DOE approved such proposal and authorized funding to perform and complete the work set forth in such proposal, and

WHEREAS, in furtherance of the Agreement, the parties hereto desire to amend the Agreement to increase the scope of work, the total program authorization, the performance period, and the Buyer's maximum obligation to the Seller, in accordance with Seller's proposal, as hereinafter described; and

NOW THEREFORE, parties do mutually agree as follows:

REVISIONS:

1) The Seller shall provide all necessary services, material, equipment, and facilities to perform the additional work effort as set forth in Attachment A, Statement of Work entitled, "Epyx Advanced Atmospheric Fuel Processor Development".

2) The completion date for the Project Budget Period set forth in Article II of the Schedule to the Agreement is changed from March 9, 2000 to August 31, 2000.

3) The Total Program Budget as set forth in Appendix G, Article 4a of the Agreement is hereby amended as follows:

                           Original Mod. 3                    New Mod. 4
                            Total Program                    Total Program
                                Budget         Change           Budget
                           ---------------  ---------------- ----------------
Buyer's Share                   $4,636,254          $696,486       $5,332,740

Seller's Cost Sharing            1,634,317           232,162        1,866,479
                           ---------------  ---------------- ----------------
     Totals                     $6,270,571          $928,648       $7,199,219


Note: DOE requires that the Total Program Budget have independent budgets for the initial Core Program and the Atmospheric Fuel Processor Development Program incorporated into this Agreement by virtue of this Supplemental Agreement No. 4, as follows:

                           Total Core       Total Atmospheric   Total Program
                           Program Budget     Program Budget        Budget
                           ---------------  ----------------  ----------------
Buyer's Share                  $4,636,254           $696,486        $5,332,740

Seller's Cost Sharing           1,634,317            232,162         1,866,479
                           ---------------  ----------------  ----------------

     Totals                    $6,270,571           $928,648        $7,199,219



       4) The Current Program Budget, as set forth in Appendix G, Article 4b of the Agreement is hereby amended as follows:


                           Original Mod. 3     Core Program     Atmospheric          New Mod. 4
                           Current Program                                         Current Program
                                Budget                                                 Budget
                           ---------------    ----------------  ----------------   ---------------
Buyer's Share                   $4,300,000            $280,619          $190,746        $4,771,095

Seller's Cost Sharing            1,515,526              99,179            63,492         1,678,197
                           ---------------    ----------------  ----------------   ---------------

     Totals                     $5,815,526            $379,798          $253,968        $6,449,292


Note: DOE requires that the Current Program Budget have independent budgets for the initial Core Program and the Atmospheric Fuel Processor Development Program incorporated into this Agreement by virtue of this Supplemental Agreement No. 4, as follows:

                                                   Current
                            Current Core         Atmospheric     Total Program
                           Program Budget      Program Budget       Budget
                         -----------------   -----------------   --------------

Buyer's Share               $4,580,619            $190,476           $4,771,095

Seller's Cost Sharing        1,614,705              63,492            1,678,197
                         -----------------   -----------------   --------------

     Totals                 $6,195,324            $253,968           $6,449,292

5) The end date of the Current Budget Period under Article II of the Schedule to the Agreement is changed from June 30, 1999 to August 31, 2000.

6) Article XVI of the Schedule to the Agreement entitled, "Payment" is revised to read as follows:

    Three copies of each invoice shall be submitted no more frequently than once every month. The invoices shall be prepared in accordance with the Billing Instructions set forth in Appendix E, attached hereto and made a part hereof. In order to comply with DOE funding and billing instructions, each invoice shall provide a separate cost element breakdown of expenses for the initial core program and the atmospheric program. All invoices shall be submitted to:

    Mr. Joseph Cronin
    Plug Power, L.L.C.
    968 Albany-Shaker Road
    Latham, New York 12110

7) Paragraph a) of Article XIX of the Schedule to the Agreement entitled, "Shipping and Marking Instructions" is revised as follows:

    a. Shipments shall be made to Plug Power, L.L.C., 968 Albany-Shaker Road, Latham, New York, 12110. Mark all packages "Attention David Smith".

8) In Article XX of the Schedule to the Agreement entitled; "Purchasing Representatives", the Program Manager is changed to Mr. David Smith.

Except as provided herein, all other terms and conditions of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Supplemental Agreement as of the day and year first above written.

ARTHUR D. LITTLE, INC.                  PLUG POWER, L.L.C.


BY:       /w/ Judith Blinn              BY:     /s/ Gary Mittleman     AG
       -----------------------------            -----------------------------


TITLE: J. Blinn                         TITLE:  President & Chief Executive
       Contracting Officer                      Officer
       -----------------------------            -----------------------------


DATE:      9/29/99                      DATE:    September 27, 1999
       -----------------------------            -----------------------------

                        SUPPLEMENTAL AGREEMENT NO. 5
                                     TO
                       SUBCONTRACT AGREEMENT NO. PP80205

     This Supplemental Agreement No. 5 entered into on July 24, 2000, by and between Plug Power Inc., a Delaware corporation and having offices at 968 Albany-Shaker Road, Latham, New York, (hereinafter called "Buyer") and Authur D. Little, Inc., having an office in Acorn Park, Cambridge, Massachusetts (hereinafter called "Seller").

WHEREAS, Buyer and Seller are parties to Subcontract Agreement No. PP80205 ("Agreement") for the purpose of performing a program entitled, "Integrated Power System for Transportation", and a program entitled "Advanced Atmospheric Fuel Processor Development".

WHEREAS, the Buyer and Seller desire to revise the program entitled "Integrated Power System for Transportation".

WHEREAS, Buyer, in accordance with Seller's proposal dated October 21, 1999, made a proposal to DOE under it prime contract no. DE-FC02-97EE50472, and

WHEREAS, DOE approved such proposal and authorized funding to perform and complete the work set forth in the Seller's proposal, and

WHEREAS, in furtherance of the Agreement, the parties hereto desire to amend the Agreement to revise the Statement of Work, increase the total program authorization and the Buyer's maximum obligation to the Seller, and to extend the performance period as hereinafter described; and

NOW THEREFORE, parties do mutually agree as follows:

REVISIONS:


  1) Attachment A, entitled "Revisions to the Statement of Work (Dated July 24, 2000) is hereby incorporated into the Agreement. The Seller shall provide all necessary services, material, equipment, and facilities to perform the work set forth in the Statement of Work dated November 7, 1997, the Statement of Work entitled, "Epyx Advanced Atmospheric Fuel Processor Development" dated March 22, 1999, and the revisions to the work statements as set forth in Attachment A.

  2) The completion date for the Project Budget Period set forth in Article II of the Schedule to the Agreement is changed from August 31, 2000 to December 31, 2000.

  3) The Total Program Budget as set forth in Appendix G, Article 4a of the Agreement is hereby amended as follows:


                            Original Mod. 4                          Mod. 5
                             Total Program                        Total Program
                                 Budget              Change          Budget
                           -----------------       -----------   --------------

Buyer's Share                 $5,332,740           $1,703,961     $7,036,701
Seller's Cost Sharing          1,866,479              567,998      2,434,477
                              --------------       -----------   --------------
     Totals                   $7,199,219           $2,271,959     $9,471,178


Note: DOE requires that the Total Program Budget have independent budgets for the initial Core Program and the Atmospheric Fuel Processor Development Program (incorporated into this Agreement by virtue of this Supplemental Agreement No.
4), as follows:


                            Total Core       Total Atmospheric    Total Program
                          Program Budget      Program Budget         Budget
                         ----------------   ------------------   ---------------
Buyer's Share              $6,340,215          $696,486            $7,036,701
Seller's Cost Sharing       2,202,315           232,162             2,464,477
                         ----------------   ------------------   ---------------
     Totals                $8,542,530          $928,648            $9,471,178

4) The Current Program Budget, as set forth in Appendix G, Article 4b of the Agreement is hereby amended as follows:

                            Current Program Budget
                            ----------------------

                                                Atmospheric
                            Core Program          Program         Total Program
                         ----------------   ------------------   ---------------

Buyer's Share:
-------------
Previous Authorization     $4,580,619            $190,476          $4,771,095
Increase                   $1,029,544            $      0          $1,029,544
                         ----------------   ------------------   --------------
   Total Buyer's Share     $5,610,163            $190,476          $5,800,639

Seller's Share:
--------------
Previous Amount            $1,614,705            $ 63,492          $1,678,197
Increase                   $  343,194            $      0          $  343,194
                         ----------------   ------------------   --------------
   Total Seller's Share    $1,957,899            $ 63,492          $2,021,391

                                                 Atmospheric
                              Core Program         Program        Total Program
                              ------------     ----------------  ---------------

Total Current Program Budget   $7,568,062          $253,967         $7,822,030

5) The end date of the Current Budge Period under Article II of the Schedule to the Agreement is changed from August 31, 2000 to December 31, 2000.

Except as provided herein, all other terms and conditions of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Supplemental Agreement as of the day and year first above written.


ARTHUR D. LITTLE, INC.                  PLUG POWER, L.L.C.


BY:      /s/ Judith Blinn               BY:     /s/ William D. Ernst
       -----------------------------            -----------------------------


TITLE: Judith Blinn                     TITLE:  Vice President & Chief Scientist
       Contracting Officer
       -----------------------------            -----------------------------


DATE:     July 26, 2000                 DATE:      July 24, 2000
       -----------------------------            -----------------------------

Plug Power Subcontract: PP80205,
Attachment A to Supplemental Agreement No. 5


                                   Revisions
                                    to the
                               Statement of Work
                            dated November 7, 1997


                      Additions to the Statement of Work

Phase II - 50 kW\\e\\ Subsystem Development

Task 2.7 - Second 10 kW\\e\\ Integration: A second 10 kW. integration will address the technical challenges that were discovered during the first 10 kW\\e\\ integration and further the attainment of a fully integrated system in Phase 4. The second 10 kW\\e\\ integration must meet interim performance goals in order to demonstrate to the DOE that Plug Power and ADL can meet the program's performance targets by the end of Phase 4. The second integration will meet the following targets:

  1)   Achieve 10 kW\\e\\ power output,

  2) Interim efficiency targets (fuel cell subsystem high 40's, fuel processor system low to-mid 70's, integrated system without parasitics mid-30's), and

  3) Successfully demonstrate integrated system operation on multiple transportation fuels (including the addition of M-85 and Fischer-Tropsch gasoline). In addition to meeting these performance targets, the second integration will enable Plug Power and ADL to gain additional operational experience with an integrated system that will facilitate attainment of the fully integrated system requested by the DOE for Phase 4.

  4) Demonstrate low emissions when integrated with a fuel cell system on multiple fuels.

This 10 kW\\e\\ demonstration will utilize the test stand developed in Task 2.6 and a 10 kW\\e\\ fuel cell stack built to the same design as the proposed Phase 3 stacks. The stack built for this task will utilize a different plate design developed during Phase 2 and will be made from different plate materials than what was used in the stack built for Task 2.6. The demonstration will provide Plug Power an opportunity to test the Phase 3 stack design under actual operating conditions. Additionally, experience will be gained operating the test stand with real reformate (as opposed to dry synthetic reformate).

Fuel Processor Build: Over the course of the first 12 months of the program, ADL designed and tested a new generation of reformer technology, which resulted in a significant improvement in the fuel processor subsystem performance. This new reformer design, referred to as "Model B" has been successfully operated on methanol, ethanol, natural gas, low sulfur gasoline, Pischer-Tropsch fuel and California Phase II gasoline. With each of these fuels, the ADL Model B reformer has demonstrated hydrogen concentrations in excess of 40% and reformer efficiencies in excess of the ADL performance goal of 76%. The second 10 kW\\e\\ integration will use the existing Model B reformer (sized at approximately 15 kW\\e\\) and will validate the Model B design with an integration with a Plug Power fuel cell stack.

Prox Build: In these tests ADL will also use the Prox technology developed in Phase 1 of this program. A two stage Prox reactor and associated control schemes will be developed for these tests. Steady state performance of the Prox has been demonstrated at the 45 kW\\e\\ thermal input with multiple fuels.

TGC Build: In order to demonstrate low emissions ADL will make modifications to the Phase 1 TGC design to improve performance with anode exhaust. In addition ADL will rent emissions analyzers and set up an emissions metering bench that will measure steady state emissions of all criteria pollutants (CO, CO2, NOx and hydrocarbons). These measurements will be conducted at the 1/4, 1/2 and full power points. These measurements will demonstrate the ability of low emissions from a fuel cell power system.

System Shakedown: Art integrated fuel processing system will be developed for the 10 kW\\e\\ integration. The Model B reformer, Prox, TGC, heat exchangers, valves, sensors, actuators and other balance of plant will be integrated to support these tests. Once the system is integrated a series of shakedown tests will be conducted to evaluate performance of the integrated system with respect to the targets for the integration with the fuel cell.

Integrated Testing: After demonstrating performance on the fuel processing system, it will be integrated with the Plug Power fuel processing system. Following shakedown of the integrated system detailed characterization of efficiency, emissions and multi fuel operation will be demonstrated.


Phase 3 - 50 kW\\e\\ Brassboard System Integration

Task 3.5 - Subsystem Design Upgrade

Task 3.5.2 - 50 kW\\e\\ Integrated Fuel Processor Assembly Testing at ADL

In Phase 3 of the program 50 kW\\e\\ fuel processing hardware will be integrated at ADL to evaluate the following issues: system functionality, efficiency, emissions, pressure drop and its effect on parasitic's and water management. While some of these issues are explored at the 10 kWe level in Task 2.7.2 the performance at the 50 kW\\e\\ is expected to be different due to non linear scaling of the many factors involved. The 50 kW\\e\\ subsystems developed and tested will be tightly packaged onto a skid for reduction in thermal losses and pressure drops and tested as a complete fuel processing system. The skid will include all the balance of plant and will not be dependent on the laboratory facilities except for air and fuel supply. Following shakedown and detailed characterization of the system the system will be shipped to Plug Power, Latham NY for integration with a fuel cell system.

Phase 4 50 kW\\e\\ Prototype System Package

Task 4.3 - Fuel Processor Subsystem Development

Fuel Processor: Based on the results of Phase 2 and the testing of the 50 kW\\e\\ brassboard system in Phase 3, the Prox and TGC will be designed and fabricated to meet the subsystem targets of performance, weight and volume. In Phase 4, ASME standards will not be used for pressure vessel designs. Instead internal standards of safety will be implemented. In these designs, recent advances in catalyst technology (especially with the Low Temperature Shift (LTS) catalyst advances) will be incorporated to reduce reactor weights and volumes. Over the course of the program ADL has developed a significant understanding of fuel processor and reactor devclopment technology. This knowledge will be implemented in Phase 4 to meet the fully integrated system -requirements. As major modifications in the reformer design are anticipated, ADL will test the unit before shipment to Plug Power. Any testing of the Phase 4 subsystems at ADL will be done on the Phase 3 skid, which will be returned to ADL at the completion of Phase 3. The test will include shakedown and detailed characterization.

TGC Development: Advances in the Phase 2 and Phase 3 TGC's will be incorporated into the Phase 4 design. One of the biggest challenges is to operate the TGC with anode and cathode exhaust streams that are both dilute in fuel and oxidant. ADL will also work aggressively to reduce the weight and volume of the TGC.

Fuel Processor - Heat Exchanger Development: In keeping with the plan to build a fully integrated system an additional heat exchanger/water separator was added to the fuel processor system during the latter portion of Phase 2. Additionally, weight and volume reduction of the heat exchangers is more challenging than originally anticipated and further development effort is required. ADL has been working with Modine Manufacturing to develop low cost compact heat exchangers for the fuel processing systems. ADL will be testing the performance of the first generation of these heat exchangers during Phase 3 of this program and will utilize them in the Phase 4 system.

Prox Development: In the Phase 4 Prox the same catalyst materials that were used in the Phase l and 2 systems will be used. The key challenge is to maintain low pressure drop through the Prox and advance the controls such that there is minimal loss of hydrogen in the process. The Prox will be a two stage device with a heat exchanger between the two stages. We will be evaluating this scheme in Phase 3 and make any necessary adjustments for a Phase 4 design. While no new designs will be implemented in Phase 4. modeling studies will be used to reduce catalyst volume and hence cost.

Fuel Processor Controls Development and System: Results of controls testing in Phase 3 will be used to finalize the control strategy for Phase 4. This will lead to a significant reduction in the number of sensors and control hardware in the system. The goal for Phase 4 controls is a fully automated fuel processing system that is capable of following the reformate demand of the fuel cell system. In this effort ADL will also implement automotive controllers to reduce weight, volume, and cost of the balance of plant. The control scheme for the CMEU and its effect on the fuel processor and fuel cell controls will be identified and implemented in Phase 3. These components will be designed to meet the requirements of the fully integrated system and will operate off the Phase 4 DC power bus.

Beta System Assembly and Tests: The Phase 4 system build will be done at Plug Power on one skid. Due to budgetary constraints, the integration of the fuel processing hardware and all balance of plant will be conducted at Plug Power by Plug Power technician staff with oversight from one ADL engineer. Plug Power technician staff will carry out all controls hardware build and wiring from the elements on the skid to control data acquisition hardware. ADL mechanical hardware and controls engineers will provide adequate documentation or guidance for this effort. ADL engineers will support all shakedown tests and characterization tests.

Task 4.4 - System Assembly: The fully integrated system will be assembled at Plug Power. All components or subassemblies will be weighed and volumes will be determined. The components and subassemblies will be assembled using the design determined in Task 4.1. Instrumentation required for monitoring subsystem and component performance will be installed. The subassemblies will be united into an overall system package. The system will then be installed in Plug Power's test cell and connected to the programmable load bank, instrumentation and data acquisition system, fuel supply/measurement system, combustion air supply/measurement system, and the radiator cooling air ducts.

          Deletion: The following Task 3.6 is deleted in its entirety

Task 3.6 - 500 Hour Endurance Test: The primary intent of the Phase 3 50 kW\\e\\ brassboard system is to gain operational experience with a higher level of integration between the fuel processor and fuel cell subsystems. The primary goals of the Phase 3 system are to demonstrate a highly integrated operational system at the 50 kW\\e\\ level and to evaluate the performance

(efficiency and emissions) of the system. At the conclusion of Phase 3 the performance of individual components will be evaluated and improvements will be identified for incorporation into the final Phase 4 system. It is proposed that DOE carry out the endurance test on the final Phase 4 system after it is delivered to ANL rather than having Plug Power test the Phase 3 system.

                   Revision: Task 4.6 is revised as follows:

Task 4.6 - Qualification Test and Delivery: Qualification testing, as outlined in Task 4.6 of the Statement of Work dated November 7, 1997, will be performed at Plug Power rather than at Texaco's Beacon Laboratory. With the recent construction of Plug Power's automotive laboratories, and the emissions test equipment outlined under Task 3.5, Plug Power will be able to perform all qualification testing at our own facilities with the exception of environmental chamber (low temperature) testing. This change to the program eliminates the logistical issues involved with moving and mobilizing the Phase 4 system at a remote location.